                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, For Use of the
[X] Preliminary proxy statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MIRAGE RESORTS, INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        Common Stock, Par Value $.004 Per Share, of Mirage Resorts,
        Incorporated
   ---------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        190,410,923 shares of Mirage Resorts common stock plus options to purchase 35,537,037 shares of Mirage Resorts common stock, all as of March 22, 2000

   ---------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


        $21.00 per share of Mirage Resorts common stock
        $11.17 per share subject to outstanding options, which is $21.00 less the weighted average exercise price of outstanding options of $9.83
   ---------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        $4,395,578,086
   ---------------------------------------------------------------------------
    (5) Total fee paid:


        $879,116
   ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                PRELIMINARY COPY
                  SUBJECT TO COMPLETION, DATED MARCH 24, 2000

                      [MIRAGE RESORTS, INCORPORATED LOGO]

                          MIRAGE RESORTS, INCORPORATED
                         3600 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                  [    ], 2000

TO OUR STOCKHOLDERS:

   You are cordially invited to attend a special meeting of stockholders of
Mirage Resorts, Incorporated to be held on [    ], 2000, at [  ] [a.m.][p.m.],
local time, at [Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada].

   At the special meeting you will be asked to consider and vote upon a proposal to approve a merger between Mirage Resorts and MGM Grand, Inc. If the merger is completed, Mirage Resorts will become a subsidiary of MGM Grand, and you will receive $21.00 in cash for each of your shares of Mirage Resorts common stock.

   Your Board of Directors has determined that the merger is fair to and in the best interests of Mirage Resorts and its stockholders. ACCORDINGLY, YOUR BOARD HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

   The accompanying notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

   Your vote is very important. We cannot complete the merger unless holders of a majority of all of the outstanding shares of Mirage Resorts common stock vote to approve the merger agreement. Accordingly, failing to vote your shares of Mirage Resorts common stock will have the same effect as a vote against the merger. Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. You can also vote your shares of Mirage Resorts common stock through the Internet or by telephone by following the instructions on the enclosed proxy card.

                                          Stephen A. Wynn
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                          Officer

   This proxy statement is dated [    ], 2000, and is first being mailed to
stockholders on or about [    ], 2000.

                          MIRAGE RESORTS, INCORPORATED

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON [    ], 2000

                               ----------------

To Our Stockholders:

   A special meeting of stockholders of Mirage Resorts, Incorporated, a Nevada
corporation, will be held on [    ], 2000, at [  ] [a.m.][p.m.], local time, at
[Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada] to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 2000, among Mirage Resorts, MGM Grand, Inc. and a wholly owned subsidiary of MGM Grand, pursuant to which the subsidiary will be merged into Mirage Resorts and each share of common stock, par value $.004, of Mirage Resorts outstanding immediately prior to the merger (other than shares held by Mirage Resorts, MGM Grand or their respective subsidiaries, which will be canceled) will be converted into the right to receive $21.00 in cash, without interest.

   The Board of Directors has fixed March 30, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment of not more than 60 days after the date of the special meeting.

   Whether or not you expect to attend the special meeting in person, please date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose. Alternatively, you may vote via toll-free telephone call or the Internet by following the instructions on the proxy card.

   We look forward to seeing you at the special meeting.

                                          By Order of the Board of Directors,

                                          Kenneth R. Wynn
                                          Secretary

Las Vegas, Nevada
[    ], 2000

                       SUMMARY TERM SHEET FOR THE MERGER

   This summary term sheet for the merger highlights selected information from this proxy statement regarding the merger and the merger agreement and may not contain all of the information that is important to you as a Mirage Resorts stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.


THE PROPOSED TRANSACTION

 . THE PROPOSAL (PAGE 2). You are being asked to consider and vote upon a proposal to approve the merger agreement that provides for Mirage Resorts to be acquired by MGM Grand.

 . WHAT YOU WILL RECEIVE (PAGE 22). Upon completion of the merger, you will be entitled to receive $21.00 in cash for each of your shares of Mirage Resorts common stock.

 . THE ACQUIROR (PAGE 1). MGM Grand is an entertainment, hotel and gaming company headquartered in Las Vegas, Nevada.

MIRAGE RESORTS' RECOMMENDATION TO STOCKHOLDERS (PAGE 6)

   Your board of directors has determined, by the unanimous vote of those directors voting on the proposal, that the merger is fair to and in the best interests of Mirage Resorts and its stockholders and has approved and adopted the merger agreement and the merger. Your board recommends that stockholders vote FOR approval of the merger agreement at the special meeting.

OPINION OF GOLDMAN SACHS (PAGE 8 AND APPENDIX C)

   On March 5, 2000, Goldman, Sachs & Co., our financial advisor, delivered its oral opinion, which it confirmed in a written opinion dated March 6, 2000, to the Mirage Resorts board that, as of the date of such opinion, the $21.00 per share in cash to be received by the Mirage Resorts stockholders was fair from a financial point of view to such holders.

   Goldman Sachs provided its advisory services and its opinion for the information and assistance of the Mirage Resorts board in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any Mirage Resorts stockholder should vote at the special meeting. THE OPINION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND YOU ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

THE SPECIAL MEETING

 .  DATE, TIME AND PLACE (PAGE 2). The special meeting will be held on [    ],
   2000 at [ ] [a.m.][p.m.], local time at [Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada].

 . REQUIRED VOTE (PAGE 2). Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Mirage Resorts common stock.

 . WHO MAY VOTE (PAGE 2). You are entitled to vote at the special meeting if you owned shares of Mirage Resorts common stock at the close of business on March 30, 2000, the record date for the special meeting. [ ] shares of Mirage Resorts common stock were outstanding as of the record date and are entitled to be voted at the special meeting.

 .  PROCEDURE FOR VOTING (PAGE 2). You may vote in any of three ways:

  (1)  by returning the enclosed proxy card,

  (2) by appointing a proxy to vote your shares through the Internet or by phone as outlined on the enclosed proxy card, or

  (3)  by appearing at the special meeting.

  If you return the enclosed proxy but wish to revoke it, you must either file with the Secretary of Mirage Resorts a written, later-dated notice of revocation or send a later-dated proxy relating to the same shares to the Secretary of Mirage Resorts at or before the special meeting.

THE MERGER

 . THE STRUCTURE (PAGE 22). Upon the terms and conditions of the merger agreement, a wholly owned subsidiary of MGM Grand will merge with and into Mirage Resorts. Mirage Resorts will remain in existence as a wholly owned subsidiary of MGM Grand. Mirage Resorts stockholders will have no equity interest in Mirage Resorts or MGM Grand after the merger.

 . ACCOUNTING TREATMENT (PAGE 17). The merger will be treated as a "purchase" for accounting purposes.

 . MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 13). The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive and your tax basis in Mirage Resorts common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.

 . ANTITRUST MATTERS (PAGE 14). Under United States federal antitrust law, the merger may not be completed until MGM Grand and Mirage Resorts have made filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired or been terminated. On March 15, 2000, MGM Grand and Mirage Resorts filed the requisite notification reports with the Federal Trade Commission and the Department of Justice. The applicable waiting period will expire at 11:59 p.m. on April 14, 2000 unless earlier terminated or extended by a request for additional information or documentary materials.

 .  GAMING LAW REGULATORY MATTERS (PAGE 15). As a result of the merger, MGM
   Grand will own Mirage Resorts' gaming facilities in Nevada and Mississippi and will acquire Mirage Resorts' ownership interests in gaming developments in Nevada and New Jersey. Each of these gaming operations is subject to various licensing and other regulatory requirements administered by various governmental entities. Some of these laws and regulations require that the applicable gaming regulatory authorities approve the merger. MGM Grand and Mirage Resorts have filed applications with the Nevada gaming authorities, and MGM Grand has filed applications with the Mississippi gaming authorities, in connection with the merger.

 . DISSENTERS' RIGHTS (PAGE 21). Under Nevada law, Mirage Resorts stockholders will not have dissenters' rights in the merger.

 . MERGER FINANCING (PAGE 17). It is expected that MGM Grand will need approximately $5.6 billion in order to complete the merger. MGM Grand has received written commitments from its lenders which would permit MGM Grand to finance the merger as follows:

  -- MGM Grand has received written commitments from Bank of America, N.A.
     for $5.0 billion in debt financing, consisting of $4.0 billion in senior credit facilities and $1.0 billion in bridge financing.

  -- MGM Grand would seek to complete a $1.0 billion subordinated bond offering prior to or concurrently with completion of the merger. The proceeds from this bond offering will reduce the amount borrowed under the bridge financing by a corresponding amount.

  -- MGM Grand would obtain an additional $600 million in financing from its existing bank credit facilities, which also are with Bank of America.

  Bank of America's financing commitments are subject to customary conditions. However, MGM Grand's obligation to complete the merger is not conditioned on the receipt of this or any financing.

  The merger agreement permits MGM Grand to amend or replace the financing described above as long as doing so does not delay the merger or materially adversely affect the ability of MGM Grand to deliver the economic benefits that Mirage Resorts stockholders reasonably expect to receive by virtue of the merger. MGM Grand is now considering other financing as an alternative to the financing described above. If the alternative financing were obtained, the merger would be financed as follows:

  -- MGM Grand would obtain new senior credit facilities from a syndicate of banks led by Bank of America that would allow MGM Grand to borrow up to $4.3 billion.

  -- MGM Grand would complete an equity or rights offering for $1.2 billion or more prior to or concurrently with the completion of the merger.

  -- MGM Grand would complete a subordinated bond offering prior to or concurrently with the completion of the merger and/or obtain a subordinated bridge credit facility from Bank of America, where the amount of the bond offering plus the amount that could be borrowed under the bridge credit facility would be at least as much as the difference between the $5.6 billion needed to finance the merger and the sum of the $4.3 billion senior credit facilities and the amount of the equity or rights offering.

THE MERGER AGREEMENT (PAGE 22 AND APPENDIX A)

 . CLOSING OF THE MERGER (PAGE 22). Before we can complete the merger, we must satisfy a number of conditions. These include:

  -- approval of the merger agreement by holders of a majority of the outstanding shares of Mirage Resorts common stock;

  -- expiration or early termination of applicable time periods under United
     States federal antitrust laws;

  -- absence of any legal prohibitions against the merger;

  -- material compliance with our representations and agreements under the merger agreement; and

  -- receipt of material regulatory consents and approvals.

   We expect to merge as promptly as practicable after all of the conditions to the merger have been satisfied or waived.

 . TERMINATION OF THE MERGER AGREEMENT (PAGE 30). Mirage Resorts and MGM Grand may agree in writing to terminate the merger agreement at any time without completing the merger, even after Mirage Resorts stockholders have approved it. The merger agreement may also be terminated at any time prior to the effective time of the merger:

  -- by either party if the merger is not completed by December 31, 2000, which date will be automatically extended to March 31, 2001 if, on December 31, 2000, all conditions to completion of the merger have been satisfied except that the merger has not received the necessary antitrust or gaming authority approvals or that the merger has been enjoined;

  -- by either party if any court or governmental agency issues a final order preventing the merger;

  -- by either party if the other party to the merger agreement materially breaches its representations or agreements and fails to cure its breach within 30 days after receiving notice of the breach;

  -- by Mirage Resorts after giving MGM Grand at least two days' prior written notice of its intent to terminate the merger agreement and paying a termination fee of $135 million if, prior to the Mirage Resorts stockholder approval of the merger agreement, the Mirage Resorts board receives and resolves to accept a more favorable proposal that is reasonably likely to be completed;

  -- by MGM Grand if the Mirage Resorts board changes its recommendation of the merger agreement or approves a more favorable proposal that it believes is reasonably likely to be completed;

  -- by either party if Mirage Resorts stockholders fail to approve the merger agreement at the special meeting; and

  -- by Mirage Resorts if the written commitments for the financing of the merger are withdrawn and not replaced, or are replaced or amended in a manner that is reasonably likely to cause a material delay in completing the merger or a material adverse effect on the ability of MGM Grand to deliver to the Mirage Resorts stockholders the economic benefits they are reasonably expected to receive by virtue of the merger, and the problems with the replacement or amended commitments are not cured within 30 days.

 . TERMINATION FEE IF MERGER IS NOT COMPLETED (PAGE 31). We must pay MGM Grand a termination fee of $135 million if:

  -- the merger agreement is terminated because the Mirage Resorts board changes its recommendation of the merger or approves a more favorable proposal that is reasonably likely to be completed; or

  -- the following three events occur:

   . a third party publicly proposes to acquire Mirage Resorts prior to the special meeting,

   . the merger agreement is terminated because the Mirage Resorts stockholders fail to approve the merger agreement at the special meeting, and

   . within 12 months following the termination of the merger agreement, Mirage Resorts is acquired by that third party.

THE STOCK OPTION AGREEMENT (PAGE 33 AND APPENDIX B)

   As an inducement to MGM Grand to enter into the merger agreement, Mirage Resorts granted MGM Grand an option to purchase shares of Mirage Resorts common stock. This option will become exercisable only if an event giving rise to MGM Grand's right to receive the $135 million termination fee under the merger agreement has occurred. The option could discourage other companies from trying or proposing to combine with Mirage Resorts before we complete the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 19)

   When the Mirage Resorts board considered the merger and the merger agreement, the Mirage Resorts board was aware that certain of the officers and directors of Mirage Resorts have interests and arrangements that may be different from, or in addition to, your interests as Mirage Resorts stockholders. Pursuant to change of control employment agreements approved by the Mirage Resorts board in connection with the merger, seven of Mirage Resorts' senior executives will receive lump-sum cash payments and other benefits if their employment is terminated following the merger. In addition, all unvested Mirage Resorts stock options, including those held by directors and officers, will become vested and cancelled in exchange for a cash payment in the merger. In addition, Stephen A. Wynn, Mirage Resorts' chairman, president and chief executive officer, has been granted certain rights to acquire certain property of Mirage Resorts, including its art collection, an aircraft and an apartment, and the right to sell his home to Mirage Resorts. Under the merger agreement, MGM Grand and Mirage Resorts will indemnify and provide insurance for directors and officers of Mirage Resorts, among others.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
The Companies.............................................................   1
  Mirage Resorts, Incorporated............................................   1
  MGM Grand, Inc. ........................................................   1
  Merger Subsidiary.......................................................   1
The Special Meeting.......................................................   2
  General.................................................................   2
  Record Date and Voting..................................................   2
  Required Vote...........................................................   2
  Proxies; Revocation.....................................................   2
  Adjournments............................................................   3
The Merger................................................................   4
  Background of the Merger................................................   4
  Mirage Resorts' Reasons for the Merger; Recommendation of the Mirage
   Resorts Board..........................................................   6
  Opinion of Goldman Sachs................................................   8
  Material Federal Income Tax Consequences................................  13
  Governmental and Regulatory Approvals...................................  15
  Accounting Treatment....................................................  17
  Merger Financing........................................................  17
  Interests of Certain Persons in the Merger..............................  19
  Amendment to Mirage Resorts Rights Agreement............................  21
  No Dissenters' Rights...................................................  21
The Merger Agreement......................................................  22
  Structure and Effective Time............................................  22
  Merger Consideration....................................................  22
  Payment Procedures......................................................  22
  Treatment of Mirage Resorts Options.....................................  22
  Directors and Officers..................................................  22
  Representations and Warranties..........................................  23
  Covenants; Conduct of the Business of Mirage Resorts Prior to the
   Merger.................................................................  24
  No Solicitation of Acquisition Transactions.............................  25
  Employee Benefits.......................................................  26
  Agreement to Cooperate; Antitrust and Gaming Law Matters................  27
  Indemnification and Insurance...........................................  28
  Purchases of Mirage Resorts Equity Securities...........................  28
  The Mirage Resorts Board Recommendation.................................  28
  Conditions to the Merger................................................  29
  Important Definitions...................................................  30
  Termination.............................................................  30
  Termination Fee.........................................................  31
  Expenses................................................................  32
  Amendment...............................................................  32
The Stock Option Agreement................................................  33
The Rights Agreement......................................................  35
Security Ownership of Management..........................................  36
Security Ownership of Certain Beneficial Owners...........................  37
Market Price of Mirage Common Stock and Dividend Information..............  38
Forward-Looking Statements................................................  39
Future Stockholder Proposals..............................................  39

                                                                            PAGE
                                                                            ----
Where You Can Find More Information........................................  39
Incorporation of Certain Documents by Reference............................  40

APPENDICES

Appendix A--Agreement and Plan of Merger, dated as of March 6, 2000........ A-1
Appendix B--Stock Option Agreement, dated as of March 6, 2000.............. B-1
Appendix C--Opinion of Goldman, Sachs & Co., dated March 6, 2000........... C-1

                                 THE COMPANIES

MIRAGE RESORTS, INCORPORATED

   Through our subsidiaries, we own and operate some of the most successful, well-known casino-based entertainment resorts in the world. These resorts include:

  .  Bellagio, a hotel-casino and destination resort on the Las Vegas Strip,

  .  The Mirage, a hotel-casino and destination resort on the Las Vegas
     Strip,

  . Beau Rivage, a hotel-casino and beachfront resort in Biloxi, Mississippi,

  . Treasure Island at The Mirage, a hotel-casino and destination resort adjacent to The Mirage,

  .  the Golden Nugget, a hotel-casino in downtown Las Vegas, and

  .  the Golden Nugget-Laughlin, a hotel-casino in Laughlin, Nevada.

   We also own a 50% interest in a joint venture that owns and operates the Monte Carlo Resort & Casino, a hotel-casino and destination resort on the Las Vegas Strip. On land we own in Atlantic City, New Jersey, we plan to build (with a 50-50 partner) a major hotel-casino and destination resort and are in the planning and permitting stage for a wholly owned major hotel-casino and destination resort. We have also planned a major addition to Bellagio and are in the very preliminary design phase for a new hotel-casino resort on land that we own between Monte Carlo and Bellagio on the Las Vegas Strip; however, while the merger is pending, progress on these projects will be limited and may be suspended.

   We are a Nevada corporation and were incorporated in 1949 as the successor to a partnership that began business in 1946. Our executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone (702) 693-7111.

MGM GRAND, INC.

   MGM Grand, through its subsidiaries, owns and operates premier hotel-casino properties and destination resorts in the United States and Australia, which include the MGM Grand Las Vegas and New York-New York Hotel and Casino in Las Vegas, Nevada, the Primadonna resort properties in Primm, Nevada, the MGM Grand Detroit in Detroit, Michigan, and the MGM Grand Australia in Darwin, Australia. MGM Grand also manages casino properties in the Republic of South Africa. MGM Grand intends to construct and operate a destination resort, hotel-casino, entertainment and retail facility in Atlantic City, New Jersey.

   MGM Grand is a Delaware corporation that was incorporated in 1986. MGM Grand's executive offices are located at 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone (702) 891-3333.

MERGER SUBSIDIARY

   MGMGMR Acquisition, Inc. ("Merger Sub") is a Nevada corporation formed by MGM Grand in 2000 solely for the purpose of obtaining financing for the merger and merging into Mirage Resorts. Merger Sub is a wholly owned subsidiary of New York-New York Hotel and Casino, LLC, which is itself a wholly owned subsidiary of MGM Grand. The mailing address of Merger Sub's principal executive offices is c/o MGM Grand, Inc., 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone (702) 891-3333.

                              THE SPECIAL MEETING

GENERAL

   This proxy statement is being furnished to Mirage Resorts stockholders as part of the solicitation of proxies by the Mirage Resorts board for use at a
special meeting to be held on [    ], 2000, starting at [    ] [a.m.][p.m.],
local time, at [Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada]. The purpose of the special meeting is for the Mirage Resorts stockholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 2000, among Mirage Resorts, MGM Grand and Merger Sub, which provides for the merger of Merger Sub with and into Mirage Resorts. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to
Mirage Resorts stockholders on or about [    ], 2000.

RECORD DATE AND VOTING

   The holders of record of Mirage Resorts common stock as of the close of business on the record date, which [was] March 30, 2000, are entitled to receive notice of, and to vote at, the special meeting. On the record date,
there were [    ] shares of Mirage Resorts common stock outstanding.

   The holders of a majority of the outstanding shares of Mirage Resorts common stock on March 30, 2000, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Mirage Resorts common stock held in treasury by Mirage Resorts or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. "Broker non-votes" result when, under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

REQUIRED VOTE

   Each outstanding share of Mirage Resorts common stock on March 30, 2000 entitles the holder to one vote at the special meeting. Completion of the merger requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Mirage Resorts common stock. Because the vote is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against the merger. In addition, although treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, abstentions and properly executed broker non-votes will have the same effect as votes against approval of the merger proposal. You may vote your shares in any of three ways:

  (1)  by returning the enclosed proxy card,

  (2) by appointing a proxy to vote your shares through the Internet or by phone, as outlined on the enclosed proxy card, or

  (3)  by appearing and voting in person at the special meeting.

   As of February 29, 2000, the directors and executive officers of Mirage Resorts owned, in the aggregate, 15,574,738 outstanding shares of Mirage Resorts common stock, or approximately 8.2% of the outstanding shares of Mirage Resorts common stock on that date.

PROXIES; REVOCATION

   If you vote your shares of Mirage Resorts common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Mirage Resorts common stock will be voted FOR the approval of the merger agreement. If you vote your shares of Mirage Resorts common stock through the Internet or by telephone, your shares will be voted at the special meeting as instructed.

   You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in either of two ways:

  (1) by submitting a written revocation dated after the date of the proxy that is being revoked to the Secretary of Mirage Resorts at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or

  (2) by submitting a new proxy dated after the date of the proxy that is being revoked.

   Mirage Resorts and MGM Grand will share the costs associated with printing and filing this proxy statement. Mirage Resorts will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Mirage Resorts may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Mirage Resorts also will request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. MacKenzie Partners, Inc. has been retained by Mirage Resorts to assist it in the solicitation of proxies, using the means referred to above, and will receive fees of up to $15,000, plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS

   Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies to a date not later than 60 days after the date of the special meeting. Any adjournment may be made without notice, other than by an announcement made at the special meeting, by the chairman of Mirage Resorts or by approval of the holders of a majority of the shares of Mirage Resorts common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Mirage Resorts stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                   THE MERGER

BACKGROUND OF THE MERGER

   On the evening of February 22, 2000, Kirk Kerkorian, who is a director of MGM Grand and, through Tracinda Corporation, is the majority stockholder of MGM Grand, telephoned Stephen A. Wynn, the chairman, president and chief executive officer of Mirage Resorts, to inform him of the contents of a letter which was to be delivered the following day to Mirage Resorts. Mr. Kerkorian told Mr. Wynn that the letter contained a $17.00 per share acquisition proposal by MGM Grand. On Wednesday, February 23, 2000, MGM Grand delivered to Mirage Resorts and publicly disclosed a letter from J. Terrence Lanni, chairman of MGM Grand, to Mr. Wynn, containing an unsolicited proposal from MGM Grand to acquire the outstanding common stock of Mirage Resorts for $17.00 per share, with each Mirage Resorts stockholder having the option to receive either $17.00 in cash or a combination of $7.00 in cash and MGM Grand common stock valued at $10.00 based on the closing price of MGM Grand common stock on February 22, 2000. The letter stated that the proposal would expire on March 8, 2000, and was subject only to regulatory approvals and negotiation of definitive documentation.

   On Monday, February 28, 2000, Mr. Lanni sent a letter to Mr. Wynn encouraging the Mirage Resorts board to consider MGM's proposal favorably and clarifying for Mirage Resorts that MGM Grand had secured financing commitments to fund the proposed transaction.

   On Tuesday, February 29, 2000, the Mirage Resorts board met to consider the MGM Grand proposal. At this meeting, Mr. Wynn and other members of Mirage Resorts' senior management team reviewed Mirage Resorts' recent operating and financial history and performance as well as the current environment and trends in the gaming industry affecting Mirage Resorts' prospects; representatives of Goldman, Sachs & Co., Mirage Resorts' financial advisor, reviewed current equity markets trends affecting Mirage Resorts' common stock price and discussed certain financial aspects of Mirage Resorts' operating and stock market performance and financial aspects of MGM Grand's proposal; and Mirage Resorts' outside legal counsel discussed the directors' fiduciary obligations as well as other matters related to MGM Grand's proposal. In addition, Mirage Resorts' outside counsel made a presentation to the Mirage Resorts board concerning the adoption of a preferred share purchase rights agreement and change of control employment agreements for senior executives of Mirage Resorts, including Mr. Wynn.

   Following further discussion, and based on a number of factors, including the views of management concerning the proposal, the advice of its financial and legal advisors and the belief that the timing of MGM Grand's proposal coincided with an especially low point in the historical valuation of gaming companies and a low point in the financial markets' recognition of Mirage Resorts' operations and properties, the Mirage Resorts board determined by the unanimous vote of all directors except George J. Mason (who had recused himself from attendance at the meeting because of his long-time friendship with the majority stockholder of MGM Grand) that MGM Grand's proposal was inadequate and not in the best interests of Mirage Resorts stockholders. The Mirage Resorts board also determined that it would be willing to consider a transaction that would fairly reflect the long-term values inherent in the Mirage Resorts properties, brand name and goodwill. After the Mirage Resorts board meeting, Mr. Wynn telephoned Mr. Kerkorian and advised him of the Mirage Resorts board's conclusions, and Mirage Resorts issued a press release announcing Mirage Resorts' rejection of the MGM Grand proposal and Mirage Resorts' willingness to discuss a transaction that would recognize the real value of Mirage Resorts.

   At the February 29, 2000 meeting, the Mirage Resorts board also approved certain amendments to Mirage Resorts' bylaws and approved and adopted the preferred share purchase rights agreement by declaring a dividend distribution of one preferred share purchase right on each outstanding share of Mirage Resorts common stock. For more information concerning the rights agreement, see "The Rights Agreement." The bylaw amendments provided for Mirage Resorts to opt out of Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which comprise Nevada's "acquisition of controlling interest" statute, and made several technical adjustments designed to harmonize and conform the operation of existing provisions of certain bylaws that provide that Mirage Resorts stockholders cannot act by written consent in lieu of a meeting and that

Mirage Resorts stockholders who wish to propose business or nominations at any meeting of Mirage Resorts stockholders must abide by the advance notice procedures contained in the bylaws.

   On Wednesday, March 1, 2000, Mr. Kerkorian met with Mr. Wynn to discuss further MGM Grand's interest in acquiring Mirage Resorts. At this meeting, Mr. Kerkorian expressed his willingness to recommend that MGM Grand increase the price it would be willing to pay to $19.00 per share in cash, but Mr. Wynn stated that he would not be willing to recommend that the Mirage Resorts board approve a transaction with MGM Grand unless the price were at least $21.00 per share. Messrs. Wynn and Kerkorian agreed that representatives of each company should meet the following day to discuss valuation issues.

   On Thursday, March 2, 2000, Robert Baldwin, Mirage Resorts' chief financial officer and treasurer, Robert Selwood, Mirage Resorts' director of finance, Stanley Zax, who was serving as a consultant to Mirage Resorts in connection with the MGM Grand proposal, and representatives of Goldman Sachs met with Mr. Lanni, Alex Yemenidjian, a director of MGM Grand, and James J. Murren, MGM Grand's president and chief financial officer. In connection with this meeting, Mirage Resorts and MGM Grand entered into a customary confidentiality agreement. At this meeting the Mirage Resorts representatives presented the MGM Grand representatives with a number of financial and business rationales for increasing MGM Grand's offer, including certain financial forecasts for Mirage Resorts prepared by its management (which are referenced under "--Opinion of Goldman Sachs" below). The meeting ended without resolution or agreement.

   After the close of trading on Friday, March 3, 2000, Mr. Lanni sent another letter to Mr. Wynn stating that MGM Grand was prepared to acquire Mirage Resorts at a price of $21.00 per share in cash, that it had obtained firm commitments for the financing necessary to accomplish a $21.00 per share transaction, and that it had instructed its legal counsel to prepare and deliver draft definitive documentation to Mirage Resorts' outside legal counsel promptly. On Saturday, March 4, 2000, MGM Grand's legal counsel contacted Mirage Resorts' outside legal counsel to discuss certain aspects of MGM Grand's proposal, and representatives of MGM Grand and Bank of America, N.A. and Banc of America Securities LLC, MGM Grand's financing sources, provided to Mirage Resorts' financial and outside legal advisors information about the financing commitments that MGM Grand had obtained.

   On Saturday, March 4, 2000, the Mirage Resorts board (other than Mr. Mason, who had recused himself from attendance) met by telephone to discuss MGM Grand's $21.00 per share offer. At this meeting, Mr. Wynn and Mr. Zax reviewed for the Mirage Resorts board the meetings between MGM Grand and Mirage Resorts that had occurred on Wednesday, March 1 and Thursday, March 2, 2000 and the contents of Mr. Lanni's March 3, 2000 letter. Mr. Wynn also reviewed Mirage Resorts' recent operating and financial history and performance as well as the current environment and trends in the gaming industry affecting Mirage Resorts' prospects. Mr. Zax and representatives of Goldman Sachs discussed other potential merger partners or acquirors of Mirage Resorts and reasons why they believed that no other party appeared likely to engage in a transaction at a value exceeding that offered by MGM Grand's proposal. In this regard, Mr. Wynn informed the Mirage Resorts board that two potentially interested parties had been in contact with Mirage Resorts in the last several days, but that neither had indicated a willingness to consider a transaction at a value equal to or greater than the $21.00 transaction proposed by MGM Grand. Representatives of Goldman Sachs again reviewed current equity markets trends affecting Mirage Resorts common stock price and discussed certain financial aspects of Mirage Resorts' operating and stock market performance and financial aspects of MGM Grand's offer, including MGM Grand's financing commitments. Mirage Resorts' outside legal counsel discussed certain rights proposed to be granted to Mr. Wynn, including the right to purchase certain assets of Mirage Resorts and the right to sell his home to Mirage Resorts, as described in "--Interests of Certain Persons in the Merger." Following further discussion, and based on the discussions and presentations made at the meeting, the Mirage Resorts board authorized Mirage Resorts' senior management and financial and outside legal advisors to seek to negotiate with MGM Grand a merger transaction based on the $21.00 per share proposal. The Mirage Resorts board also unanimously approved and authorized change of control employment agreements for seven senior executives of Mirage Resorts or its subsidiaries, including Mr. Wynn, with Mr. Wynn and Elaine P. Wynn, a director of Mirage Resorts and the wife of Mr. Wynn, abstaining as to Mr. Wynn's change of control employment agreement, and Richard
D. Bronson abstaining as to his change of control employment agreement.

   Throughout Saturday, March 4 and Sunday, March 5, 2000, MGM Grand's and Mirage Resorts' respective outside legal counsel drafted and negotiated the terms of a definitive merger agreement and related documentation, including a stock option agreement, and, by the evening of Sunday, March 5, 2000, had reached agreement on all major substantive issues. On Sunday evening, MGM Grand's outside legal counsel informed Mirage Resorts' outside legal counsel that the MGM Grand board had approved the transaction and authorized its management to execute a merger agreement and related documentation substantially on the terms agreed upon as of Sunday evening, subject to finalization by the parties' respective outside legal counsel. Later that evening, the Mirage Resorts board met by telephone to consider the terms of the merger agreement and stock option agreement and to vote on the proposed transaction. Mirage Resorts' outside legal counsel described the terms and effects of the merger agreement and the stock option agreement and provided an update on the status of negotiations, and Messrs. Wynn, Baldwin and Zax and representatives of Goldman Sachs commented upon, among other things, the matters set forth under "--Mirage Resorts' Reasons for the Merger; Recommendation of the Mirage Resorts Board." In addition, at this meeting, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, that, as of the date of its opinion, the $21.00 per share in cash to be received by holders of Mirage Resorts common stock in the merger is fair from a financial point of view to such holders. Following further discussion and consideration, the Mirage Resorts board, by the unanimous vote of all directors except Mr. Mason (who had recused himself), approved and authorized the execution of the merger agreement and stock option agreement on the terms discussed at the meeting.

   Finalization of the definitive merger agreement and stock option agreement by MGM Grand's and Mirage Resorts' respective legal counsel and senior management continued in the evening of March 5, 2000 and was completed in the morning of March 6, 2000. Promptly thereafter, the merger agreement and stock option agreement were signed and MGM Grand issued a joint press release announcing the transaction.

MIRAGE RESORTS' REASONS FOR THE MERGER; RECOMMENDATION OF THE MIRAGE RESORTS
BOARD

   At a special board meeting on March 5, 2000, the Mirage Resorts board determined that the merger is fair to and in the best interests of Mirage Resorts and its stockholders and, by the unanimous vote of all the directors other than Mr. Mason (who had recused himself from attendance at the meeting due to his long-time friendship with the majority stockholder of MGM Grand) approved and adopted the merger agreement, the stock option agreement and the transactions contemplated by both those agreements. ACCORDINGLY, THE MIRAGE RESORTS BOARD RECOMMENDS THAT MIRAGE RESORTS STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

   In reaching its decision to approve and adopt the merger agreement, the stock option agreement and the transactions contemplated by both those agreements, and to recommend that Mirage Resorts stockholders vote to approve the merger agreement, the Mirage Resorts board considered the following material factors:

  . the current and historical market prices of Mirage Resorts common stock relative to those of other industry participants and general market indices, including the fact that the $21.00 per share price represents a 93.1% premium over the closing price of Mirage Resorts common stock on the last trading day prior to the public announcement of MGM Grand's original $17.00 merger proposal and a 53.1% premium over the average closing price per share of Mirage Resorts common stock for the 90 days preceding the announcement of the original merger proposal;

  . the fact that the merger consideration is all cash, which provides certainty of value to Mirage Resorts' stockholders compared to a stock transaction (though the Mirage Resorts board was aware that an all-cash transaction would be taxable to Mirage Resorts stockholders for United States federal income tax purposes);

  . the history of the negotiations between MGM Grand and Mirage Resorts, including the 23.5% increase in the price offered by MGM Grand and the fact that no other party appeared likely to engage in a transaction at a value that exceeded MGM Grand's $21.00 per share proposal;

  . the Mirage Resorts board's familiarity with, and presentations by Mirage Resorts' management and its financial advisors regarding, the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of Mirage Resorts (as well as the risks involved in achieving those prospects), the current environment for the gaming industry in which Mirage Resorts competes, and current industry, economic and market conditions, both on an historical and on a prospective basis;

  . the presentations by Goldman Sachs on February 29, March 4 and March 5, 2000 and its oral opinion of March 5, 2000, which was confirmed in a written opinion dated March 6, 2000, that, as of the date of such opinion, and based on and subject to the matters set forth in that opinion, the $21.00 per share in cash to be received by holders of Mirage Resorts common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "--Opinion of Goldman Sachs");

  . the views of management and of Mirage Resorts' financial advisors concerning the potential stockholder value that could be expected to be generated from remaining independent and continuing to execute Mirage Resorts' current strategic plans, as well as the value of Mirage Resorts' non-income-producing assets, such as undeveloped real estate and its interest in development projects in New Jersey and Nevada;

  . the terms of the merger agreement and the stock option agreement, as reviewed by the Mirage Resorts board with its outside legal advisors, including the nature and relatively limited number of conditions to the obligations of MGM Grand to complete the merger (including, in particular, the absence of a financing condition), which the Mirage Resorts board believes increases the likelihood that the merger will be completed if approved by Mirage Resorts stockholders (see "The Merger Agreement" and "The Stock Option Agreement");

  . the terms of the merger agreement and the stock option agreement that provide that, under certain circumstances, and subject to certain conditions more fully described under "The Merger Agreement--No Solicitation of Acquisition Transactions," "--Termination," and "-- Termination Fee" and under "The Stock Option Agreement," Mirage Resorts can furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a superior proposal for a business combination or acquisition of Mirage Resorts, as well as the possibility that, notwithstanding those provisions, the merger agreement and the stock option agreement might discourage other parties that might have an interest in a business combination with, or an acquisition of, Mirage Resorts (see "The Merger Agreement" and "The Stock Option Agreement");

  . the terms and conditions of the financing commitments received by MGM Grand (and the identity of the parties committing to provide the financing), publicly available information about MGM Grand's financial condition and capacity to incur the indebtedness contemplated by the financing commitments it has received, and the results of discussions among representatives of Mirage Resorts, MGM Grand and Bank of America with respect to the financing of the transaction; and

  . the interests of Mirage Resorts' officers and directors in the merger described under "--Interests of Certain Persons in the Merger."

   The foregoing discussion addresses the material information and factors considered by the Mirage Resorts board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the Mirage Resorts board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Mirage Resorts board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of the Mirage Resorts board may have given different weights to different factors.

OPINION OF GOLDMAN SACHS

   On March 5, 2000, Goldman Sachs delivered its oral opinion, which it confirmed in a written opinion dated March 6, 2000, to the Mirage Resorts board that as of the date of such opinion the $21.00 per share in cash to be received by the holders of Mirage Resorts common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

   THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MARCH 6, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C. GOLDMAN SACHS PROVIDED ITS ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE MIRAGE RESORTS BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF MIRAGE RESORTS COMMON STOCK SHOULD VOTE AT THE SPECIAL MEETING. MIRAGE RESORTS STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

  .  the merger agreement;

  . the annual reports to stockholders and annual reports on Form 10-K of Mirage Resorts for the five years ended December 31, 1998;

  . a number of interim reports to stockholders and quarterly reports on Form 10-Q of Mirage Resorts;

  .  certain other communications from Mirage Resorts to its stockholders;
     and

  . internal financial analyses and forecasts for Mirage Resorts prepared by its management.

   Goldman Sachs also held discussions with members of the senior management of Mirage Resorts regarding its past and current business operations, financial condition and future prospects. In addition, Goldman Sachs reviewed the reported price and trading activity for the Mirage Resorts common stock, compared financial and stock market information for Mirage Resorts with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the gaming industry specifically and in other industries generally. Goldman Sachs also performed such other studies and analyses that it considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Mirage Resorts or any of its subsidiaries. No evaluation or appraisal of the assets and liabilities of Mirage Resorts or any of its subsidiaries was furnished to Goldman Sachs.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its March 6, 2000 written opinion to the Mirage Resorts board. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Goldman Sachs' financial analyses.

 Historical Stock Trading Analysis

   Goldman Sachs reviewed the historical trading prices and volumes for Mirage Resorts common stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of Mirage Resorts common stock pursuant to the merger agreement in relation to the stock price of Mirage Resorts common stock at various times. Such analysis indicated that the $21.00 per share in cash to be paid to Mirage Resorts stockholders pursuant to the merger agreement represented:

  . a premium of 93.1% over the closing price per share of Mirage Resorts common stock of $10.88 on February 22, 2000, the day prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts;

  . a premium of 60.2% over the average closing price per share of Mirage Resorts common stock of $13.11 for the 30 days prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts;

  . a premium of 53.1% over the average closing price per share of Mirage Resorts common stock of $13.72 for the 90 days prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts;

  . a premium of 28.0% over the average closing price per share of Mirage Resorts common stock of $16.41 for the full year prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts; and

  . a discount of 20.4% to the previous 52-week high sale price per share of Mirage Resorts common stock of $26.38.

 Selected Transactions Analysis

   Goldman Sachs analyzed certain information relating to selected business combination transactions announced since 1994 in the gaming industry. Goldman Sachs compared the following transactions:

  . Park Place Entertainment's transaction with Caesars World announced in April 1999;

  .  MGM Grand's transaction with Primadonna Resorts announced in November
     1998;

  . Harrah's Entertainment's transaction with Rio Hotel and Casino announced in August 1998;

  . Harrah's Entertainment's transaction with Showboat Inc. announced in December 1997;

  .  Starwood Lodging's transaction with ITT Corporation announced in October
     1997;

  . Hilton Hotels Corporation's transaction with Bally Entertainment Corp. announced in June 1996;

  . Circus Circus Enterprises' transaction with Gold Strike Resorts announced in March 1995; and

  .  ITT Corporation's transaction with Caesars World announced in December
     1994.

   Goldman Sachs calculated and compared for each of the selected transactions the total value of that transaction as a multiple of:

  . latest 12 months revenues (based on publicly filed financial information as close to the date of announcement of the transaction as possible),

  . latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA (based on publicly filed financial information as close to the date of announcement of the transaction as possible), and

  . next 12 months EBITDA (based on research reports issued as close to the date of announcement of the transaction as possible).

The following table presents the results of this analysis, each as compared to the corresponding values indicated for the merger based on Mirage Resorts' management forecasts.

                                    RANGES FOR THE     MEDIAN          MEAN
                                       SELECTED    (EXCLUDING THE (EXCLUDING THE
TRANSACTION VALUE AS A MULTIPLE OF   TRANSACTIONS     MERGER)        MERGER)     THE MERGER
----------------------------------  -------------- -------------- -------------- ----------
Latest 12 Months
 Revenues...............              1.8x- 4.7x        2.2x           2.6x         2.5x
Latest 12 Months
 EBITDA.................              6.9x-15.2x       10.2x          10.9x        11.0x
Next 12 Months EBITDA...              6.6x-12.0x        7.8x           8.3x         9.2x

 Discounted Cash Flow Analysis

   Goldman Sachs performed a discounted cash flow analysis to determine the theoretical enterprise value of Mirage Resorts and the theoretical equity value per share of Mirage Resorts common stock under the following scenario:

  . utilizing Mirage Resorts' management forecasts as of February 2000 discounted to the end of June 2000, and

  . assuming net debt of $1,969 million and 190.1 million primary shares outstanding.

   Goldman Sachs applied discount rates ranging from 7.0% to 11.0% and terminal value multiples of estimated 2005 EBITDA ranging from 6.5x to 9.0x, to derive theoretical enterprise values ranging from:

  .  $5,390.2 million to $8,211.4 million.

   Goldman Sachs applied the same discount rates and terminal value multiples of estimated 2005 EBITDA to derive theoretical equity values per share ranging from:

  .  $16.70 to $29.19.

 Selected Companies Analysis

   Goldman Sachs reviewed and compared financial information of Mirage Resorts to corresponding financial information, ratios and public market multiples for selected large capitalization gaming companies and for selected mid/small capitalization gaming companies. Goldman Sachs selected the following companies for comparison because they are publicly traded companies with certain operations that for purposes of analysis may be considered similar to certain operations of Mirage Resorts:

   The selected large capitalization publicly traded gaming companies consisted of:

  .  Park Place Entertainment (pro forma for the acquisition of Caesars
     World),

  .  Harrah's Entertainment,

  .  Mandalay Resort Group, and

  .  MGM Grand.

   The selected mid/small capitalization publicly traded gaming companies consisted of:

  .  Trump Hotels and Casino Resorts,

  .  Station Casinos,

  .  Sun International Hotels,

  . Boyd Gaming Corporation (pro forma for the acquisition of Blue Chip Casino and parking facility),

  .  Pinnacle Entertainment,

  .  Aztar Corp.,

  .  Isle of Capri Casinos,

  .  Argosy Gaming Co.,

  .  Ameristar Casinos, and

  .  Riviera Holdings Corporation.

   Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies based on (1) financial data as of February 22, 2000, the day prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts, (2) earnings per share, or EPS, data primarily provided by Institutional Broker's Estimate System, known as IBES, except for Ameristar Corporation, which was based on Bear, Stearns & Co.'s estimates, and (3) EBITDA data primarily based on Goldman Sachs' research, except for Trump Hotels and Casino Resorts, which was based on estimates from SouthCoast Capital Corp., Isle of Capri Casinos and Ameristar Casinos, which were based on estimates from Bear, Stearns & Co., and Argosy Gaming Co., which was based on estimates from Credit Suisse First Boston Corporation. The multiples for Mirage Resorts and the selected companies were calculated using the price per share of each company's common stock as of February 22, 2000, the day prior to the day MGM Grand first announced its interest in acquiring Mirage Resorts. With respect to both the selected large capitalization gaming companies and the selected mid/small capitalization gaming companies, Goldman Sachs considered:

  . closing price per share on February 22, 2000 as a percentage of the 52-week high price per share,

  .  total equity market capitalization,

  .  the ratio of net debt to total capitalization,

  .  actual 1999 and estimated 2000 EBITDA multiples,

  .  actual 1999 and estimated 2000 and 2001 price/earnings multiples,

  .  earnings per share growth from 1998 through estimated calendar year
     2000, and

  . EBITDA growth from 1998 through estimated calendar year 2000. The results of these analyses are summarized in the following charts.

                                                 TOTAL MARKET     NET DEBT/
                               STOCK PRICE AS % CAPITALIZATION  CAPITALIZATION
SELECTED COMPANIES             OF 52-WEEK HIGH   (IN MILLIONS)      RATIO
------------------             ---------------- --------------- --------------
Selected Large Capitalization
 Gaming Companies
  Mean........................      68.9%          $5,144.6         52.4%
  Median......................      71.8%           4,305.7         54.8%
  Range.......................   57.4%-74.5%    3,531.0-8,436.0  35.0%-64.9%
Selected Mid/Small
 Capitalization Gaming
 Companies
  Mean........................      70.4%          $  953.3         64.0%
  Median......................      74.4%             900.8         58.6%
  Range.......................   46.0%-87.3%    211.6-1,796.9    42.6%-93.6%
  Mirage Resorts..............      42.1%          $4,035.8         48.8%

                             EBITDA MULTIPLE                PE MULTIPLE
                          --------------------- -----------------------------------
                            1999       2000        1999        2000        2001
SELECTED COMPANIES        (ACTUAL)  (ESTIMATED)  (ACTUAL)   (ESTIMATED) (ESTIMATED)
------------------        --------- ----------- ----------- ----------- -----------
Selected Large
 Capitalization Gaming
 Companies
  Mean..................    7.2x       6.5x        15.5x       13.1x       11.5x
  Median................    6.9x       6.3x        15.2x       13.6x       12.0x
  Range.................  6.3x-8.7x  6.1x-7.1x  13.3x-18.3x 10.0x-15.2x 8.3x-13.9x

Selected Mid/Small
 Capitalization Gaming
 Companies
  Mean..................    6.1x       5.3x        17.2x       10.5x       8.9x
  Median................    5.8x       5.2x        14.4x       10.2x       8.2x
  Range.................  5.1x-7.2x  3.1x-6.7x  7.0x-48.4x  7.1x-16.2x  6.0x-12.7x

Mirage Resorts (based on
 management's
 forecasts).............    7.0x       5.9x        12.9x       10.1x       8.7x

Mirage Resorts (based on
 Goldman Sachs' research
 EBITDA estimates and
 IBES EPS projections)..    7.0x       6.7x        12.9x       12.1x       10.3x

                                              EPS GROWTH       EBITDA GROWTH
                                          1998 (ACTUAL)-2000 1998 (ACTUAL)-2000
SELECTED COMPANIES                           (ESTIMATED)        (ESTIMATED)
------------------                        ------------------ ------------------
Selected Large Capitalization Gaming
 Companies
  Mean...................................       26.1%              37.0%
  Median.................................       20.0%              34.8%
  Range..................................    17.8%-46.8%        24.2%-54.2%

Selected Mid/Small Capitalization Gaming
 Companies
  Mean...................................       59.0%              22.4%
  Median.................................       56.5%              13.5%
  Range..................................    (33.7)%-155%        7.0%-42.4%

Mirage Resorts (based on management's
 forecasts)..............................       19.2%              41.2%

Mirage Resorts (based on Goldman Sachs'
 research EBITDA estimates and IBES EPS
 projections)............................        8.8%              32.0%

 Transaction Price Analysis

   Based on the transaction price of $21.00 per share of Mirage Resorts common stock and the number of fully-diluted shares outstanding according to Mirage Resorts management, Goldman Sachs calculated the equity consideration for the merger and, based on Mirage Resorts' outstanding net debt according to Mirage Resorts' management, calculated the levered consideration for the merger. Based on the levered consideration for the merger and (1) actual 1999 and estimated 2000 and 2001 EBITDA based on Mirage Resorts' management forecasts as of February 2000, (2) actual 1999 EPS and estimated 2000 and 2001 EPS based on Mirage Resorts' management forecasts as of February 2000, and (3) estimated 2000 and 2001 EPS based on IBES estimates, Goldman Sachs calculated the EBITDA and EPS multiples for Mirage Resorts at the transaction price of $21.00 per share. Goldman Sachs' calculations indicated:

  . EBITDA multiples in 1999, estimated 2000, and estimated 2001 based on Mirage Resorts' management forecasts as of February 2000 of 11.0x, 9.2x, and 8.8x, respectively,

  . EPS multiples in 1999, estimated 2000 and estimated 2001, based on Mirage Resorts' management forecasts as of February 2000 of 25.0x, 19.4x, and 16.8x, respectively, and

  . EPS multiples in estimated 2000 and estimated 2001 based on IBES estimates of 23.3x and 19.8x, respectively.

 General

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to Mirage Resorts or the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Mirage Resorts board as to the fairness from a financial point of view of the $21.00 per share in cash to be received by the Mirage Resorts stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of Mirage Resorts, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Mirage Resorts board was one of many factors taken into consideration by the Mirage Resorts board in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix C.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Mirage Resorts selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger and because of its familiarity with Mirage Resorts. Goldman Sachs is familiar with Mirage Resorts, having provided certain investment banking services to Mirage Resorts from time to time, including having acted as co-manager in Mirage Resorts' public offering of $100 million of 7.25% debentures due August 1, 2017 and of $200 million of 6.75% notes due August 1, 2007 in August 1997, having acted as lead manager in Mirage Resorts' public offering of 16.6 million shares of Mirage Resorts common stock in May 1999, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. For the services provided to Mirage Resorts in the past two years, Goldman Sachs has received fees customary for such services. Goldman Sachs has also provided certain investment banking services to MGM Grand from time to time, and may provide investment banking services to MGM Grand in the future.

   Pursuant to a letter agreement dated February 29, 1999, Mirage Resorts engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of Mirage Resorts. Pursuant to the terms of the letter agreement, Mirage Resorts has agreed to pay Goldman Sachs a fee in an amount customary for similar transactions, all of which is contingent upon completion of the merger or a similar transaction. Mirage Resorts has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the United States federal securities laws.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

 General

   The following is a summary of the material United States federal income tax consequences of the merger to Mirage Resorts stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time, and, therefore, the following statements and conclusions could be altered or modified. It is assumed that the shares of Mirage Resorts common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Mirage Resorts stockholder in light of that Mirage Resorts stockholder's personal investment circumstances, or those Mirage Resorts stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), Mirage Resorts stockholders who hold shares of Mirage Resorts common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Mirage Resorts stockholders who acquired their shares of Mirage Resorts common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a Mirage Resorts stockholder.

 Consequences of the Merger to Mirage Resorts Stockholders

   The receipt of the merger consideration in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Mirage Resorts common stock will recognize gain or loss equal to the difference between such stockholder's adjusted tax basis in Mirage Resorts common stock converted in the merger, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be capital gain or loss, and will be short-term gain or loss if, at the effective time of the merger, the shares of Mirage Resorts common stock so converted were held for one year or less. If the shares were held for more than one year, the gain or loss would be long-term, subject (in the case of stockholders who are individuals) to tax at a maximum United States federal income tax rate of 20%.

 Backup Tax Withholding

   Under the United States federal income tax backup withholding rules, unless an exemption applies, MGM Grand is required to and will withhold 31% of all payments to which a Mirage Resorts stockholder or other payee is entitled in the merger, unless the Mirage Resorts stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), and certifies under penalties of perjury that that number is correct. Each Mirage Resorts stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other agent). The exemptions provide that certain Mirage Resorts stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (such as a Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for that year.

   MIRAGE RESORTS STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

GOVERNMENTAL AND REGULATORY APPROVALS

 Antitrust

   Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the merger, the merger may not be completed until applicable waiting period requirements have been satisfied. MGM Grand and Mirage Resorts each filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on March 15, 2000. The waiting period under the HSR Act will expire at 11:59 p.m. on April 14, 2000, unless earlier terminated or extended by a request for additional information or documentary materials.

   The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of MGM Grand or Mirage Resorts or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result. Under the merger agreement, MGM Grand has agreed to offer to take (and if its offer is accepted, commit to take) all steps that it is capable of taking to avoid or eliminate impediments under any antitrust laws or gaming laws that may be asserted by any governmental entity to enable the merger to be completed by December 31, 2000, or, if permitted under provisions described under "The Merger Agreement--Termination," March 31, 2001. However, the merger agreement does not require either MGM Grand or its subsidiaries to divest or dispose of any property that is material to the business of MGM Grand and its subsidiaries, taken as a whole. See "The Merger Agreement--Agreement to Cooperate; Antitrust and Gaming Law Matters."

 Gaming Regulation

   The following discussion is an abbreviated description of the various gaming regulatory requirements applicable to the merger. For a more detailed description of these gaming regulatory requirements generally, please see "Nevada Government Regulation" and "New Jersey Government Regulation" in Item 1 of the Annual Report on Form 10-K of MGM Grand for the year ended December 31, 1999 and "Regulation and Licensing" in Item 1 of the Annual Report on Form 10-K of Mirage Resorts for the year ended December 31, 1999.

   Nevada Gaming Regulations. The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the regulations of the Nevada Gaming Commission and the Nevada State Gaming Control Board (collectively, the "Nevada Act") and various local ordinances and regulations. MGM Grand's and Mirage Resorts' respective gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas (collectively, the "Nevada Gaming Authorities").

   Regulations of the Nevada Gaming Commission provide that control of a registered publicly traded corporation such as Mirage Resorts cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Nevada Gaming Commission. MGM Grand has filed applications seeking the necessary approvals with the Nevada State Gaming Control Board and the Nevada Gaming Commission on behalf of MGM Grand and New York-New York Hotel and Casino. Mirage Resorts also has filed an application in connection with the merger. The Nevada State Gaming Control Board reviews and investigates applications for approval and makes recommendations on those applications to the Nevada Gaming Commission for final action. MGM Grand is currently registered as a publicly traded corporation and has been found suitable to own the shares of its subsidiaries that have licensed gaming facilities in Nevada. Accordingly, MGM Grand does not expect significant delays in obtaining necessary approvals. However, there can be no assurance that these approvals will be granted or will be granted on a timely basis or without burdensome conditions. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Nevada State Gaming Control Board or the Nevada Gaming Commission as to the merits of the merger. Any representation to the contrary is unlawful.

   In seeking approval to acquire control of Mirage Resorts, MGM Grand must satisfy the Nevada Gaming Commission as to a variety of stringent standards. The Nevada State Gaming Control Board and the Nevada Gaming Commission will consider all relevant material facts in determining whether to grant this approval, and may consider not only the effects of the merger but also any other facts that are deemed relevant. Such facts may include, among others, (1) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities, (2) the adequacy of the proposed financing, and (3) whether the merger will create a significant risk that MGM Grand, Mirage Resorts or their subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Nevada Act.

   The Nevada State Gaming Control Board and the Nevada Gaming Commission will also consider whether the acquisition of control of Mirage Resorts by MGM Grand is in the best interests of the State of Nevada under the multiple licensing criteria in the Nevada Act. Among other factors set forth in such multiple licensing criteria, they may consider whether the acquisition would pose problems or create a monopoly, and what the result of the acquisition of control will be in respect of the percentage of interest of MGM Grand to similarly situated competitors on a statewide, countywide and geographical basis in the following categories: total number of slot machines, total number of games, total number of tables, gross revenue, percentage tax, casino entertainment tax, number of rooms available for the public, number of employees hired and total payroll.

   Following receipt of the necessary approvals of the Nevada Gaming Commission and completion of the merger, Mirage Resorts will be registered by the Nevada Gaming Commission as a publicly traded intermediary company of MGM Grand.

   New York-New York Hotel and Casino has filed an application with the Nevada State Gaming Control Board and the Nevada Gaming Commission to be registered as an intermediary company and found suitable as the sole stockholder of Mirage Resorts at the time of completion of the merger. New York-New York Hotel and Casino is currently registered as an intermediary company, has been found suitable as the sole member of a subsidiary that has licensed gaming facilities in Nevada, and has been licensed to conduct nonrestricted gaming operations in Nevada. In addition, certain officers, directors and key employees of Mirage Resorts at the time of completion of the merger who will be actively and directly involved in Mirage Resorts' gaming activities may also be required to be found suitable or licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing, a finding of suitability or registration for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as officers and directors of Mirage Resorts at the time of completion of the merger have filed applications with the Nevada State Gaming Control Board and the Nevada Gaming Commission. There can be no assurances that these approvals will be granted or will be granted within this time.

   Mississippi Gaming Regulations. The ownership and operation of casino gaming facilities in Mississippi are subject to the Mississippi Gaming Control Act and various local regulations. Mirage Resorts' gaming operations at Beau Rivage are subject to the licensing and regulatory control of the Mississippi Gaming Commission.

   Regulations of the Mississippi Gaming Commission provide that control of a registered publicly traded corporation such as Mirage Resorts cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Mississippi Gaming Commission. MGM Grand has filed applications for the necessary approvals with the Mississippi Gaming Commission. There can be no assurances that the approvals will be granted at all or will be granted on a timely basis. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Mississippi Gaming Commission as to the merits of the merger. Any representation to the contrary is unlawful.

   In seeking approval to acquire control of Mirage Resorts, MGM Grand must satisfy the Mississippi Gaming Commission as to a variety of stringent standards. The Mississippi Gaming Commission will consider all relevant material facts in determining whether to grant the approval, and may consider not only the effects of the merger but also any other facts that are deemed relevant. Such facts may include, among others, (1) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities, and (2) whether the merger will create a significant risk that MGM Grand, Mirage Resorts or their subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Mississippi Gaming Control Act.

   The Mississippi Gaming Commission must approve New York-New York Hotel and Casino, New PRMA Las Vegas, Inc., MGM Grand, Tracinda Corporation and Mr. Kerkorian as controlling stockholders of Mirage Resorts. Following receipt of the necessary approvals of the Mississippi Gaming Commission and completion of the merger, Mirage Resorts will be registered by the Mississippi Gaming Commission as an intermediary company of MGM Grand.

   Certain officers, directors and key employees of Mirage Resorts prior to the merger, or MGM Grand after the merger, who will be actively and directly involved in Mirage Resorts' gaming activities may also be required to be found suitable or licensed by the Mississippi Gaming Commission. The Mississippi Gaming Commission may deny an application for licensing or registration for any cause that it deems reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as officers and directors of Mirage Resorts at the time of completion of the merger are expected to file applications with the Mississippi Gaming Commission shortly. There can be no assurances that these approvals will be granted.

ACCOUNTING TREATMENT

   The merger will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the effective time of the merger (with the excess of the purchase price after such allocations being recorded as goodwill).

MERGER FINANCING

 General

   It is expected that MGM Grand will need approximately $5.6 billion in order to complete the merger. This includes payments to be made to Mirage Resorts stockholders and holders of Mirage Resorts stock options, refinancing of certain indebtedness of Mirage Resorts and MGM Grand, payment of fees and expenses in connection with the merger and funds for general corporate purposes after the merger.

   MGM Grand has received commitments from Bank of America for $5.0 billion in debt financing, consisting of $4.0 billion in senior credit facilities and $1.0 billion in bridge financing. If MGM Grand uses the financing structure outlined in the written commitments it has received, MGM Grand would seek to complete a $1.0 billion subordinated bond offering prior to or concurrently with completion of the merger, with the proceeds from this bond offering reducing the amount borrowed under the bridge financing by a corresponding amount. In addition, MGM Grand would obtain an additional $600 million in financing from its existing bank line facilities, which are also provided by Bank of America. The bank commitments are subject to certain conditions. However, MGM Grand's obligations to complete the merger are not subject to its receipt of this or any financing.

   The merger agreement also permits MGM Grand to amend or replace the financing described above as long as doing so does not delay the merger or materially adversely affect the ability of MGM Grand to deliver the economic benefits that Mirage Resorts stockholders are reasonably expected to receive by virtue of the merger. See "The Merger Agreement--Agreement to Cooperate; Antitrust and Gaming Law Matters" and "--Termination." MGM Grand is therefore now considering financing as an alternative to the financing described above. If the alternative financing were obtained, MGM Grand would obtain new senior credit facilities from a syndicate of banks led by Bank of America that would allow MGM Grand to borrow up to $4.3 billion. In addition, MGM Grand would complete an equity or rights offering of $1.2 billion or more prior to or concurrently with the completion of the merger. MGM Grand would complete a subordinated bond offering prior to or concurrently with the completion of the merger and/or obtain a subordinated bridge credit facility from Bank of America, where the amount of the bond offering plus the amount that could be borrowed under the bridge credit facility would be at least as much as the difference between the $5.6 billion needed to finance the merger and the sum of the $4.3 billion senior credit facilities and the amount of the equity or rights offering.

 Bank Financing

   Bank financing commitments totaling $5.0 billion were received from Bank of America. The commitments consist of an aggregate of $4.0 billion of senior revolving credit facilities and a $1.0 billion bridge facility. The senior revolving credit facilities obtained in the commitments consist of (1) a $2.0 billion five-year senior revolving credit facility maturing five years from the closing of the merger, and (2) a $1.0 billion 364-day senior revolving credit facility maturing 364 days from the closing of the merger. The commitments also include a $1.0 billion 12-month senior term loan maturing 12 months from the closing of the merger.

   The $1.0 billion bridge facility is available to MGM Grand as an alternative to bond financing. Bank of America has the option to structure the bridge facility either as a senior debt financing with a 364-day maturity or as a subordinated bridge facility. In the event that the bridge facility is structured as a subordinated bridge facility, Bank of America and Banc of America Securities, the lead arranger and book manager for the Bank of America credit facilities, are entitled, in consultation with MGM Grand, to determine the appropriate pricing, structure and other terms of the bridge facility so as to reflect, in the sole determination of Back of America and Banc of America Securities, the appropriate pricing, structure and other terms of subordinated debt financings of that type under then-current financial and capital market conditions.

   As noted above, the merger agreement also permits MGM Grand to obtain amended or replacement financing under certain limited circumstances. MGM Grand is considering an alternative to the above financing under which it would obtain financing commitments totaling $4.3 billion from a syndicate of banks led by Bank of America. The commitments would consist of an aggregate of $3.0 billion of senior revolving credit facilities and a $1.3 billion term loan facility. The senior revolving credit facilities would consist of (1) a $2.0 billion five-year senior revolving credit facility maturing five years from the closing of the merger and (2) a $1.0 billion 364-day senior revolving credit facility maturing 364 days from the closing of the merger. The $1 billion 12 month senior term loan would mature 12 months from the closing of the merger. If this alternative financing were employed, MGM Grand would complete an equity or rights offering of $1.2 billion or more. MGM Grand would also complete a subordinated bond offering prior to or concurrently with the completion of the merger and/or obtain a subordinated bridge credit facility from Bank of America, where the amount of the bond offering plus the amount that could be borrowed under the bridge credit facility would be at least as much as the difference between the $5.6 billion needed to finance the merger and the sum of the $4.3 billion senior credit facilities and the amount of the equity or rights offering.

   Bank of America and Banc of America Securities may, subject to certain limitations and in consultation with MGM Grand, change the pricing, structure, amount or other terms of the credit facilities (including structuring the bridge facility as a subordinated bridge facility) if they determine that these changes are necessary to ensure a successful syndication, provided that the total amount of the credit facilities remains sufficient to complete the merger.

   Regardless of which financing alternative is used, the obligations of MGM Grand and Mirage Resorts (which will be a wholly owned subsidiary of MGM Grand if the merger is completed) under the senior facilities will be unsecured, assuming that the holders of MGM Grand's existing bond indebtedness will release their collateral and both Moody's Investor Service, Inc. and Standard & Poor's rating service issue an investment-grade rating with respect to the senior unsecured indebtedness of MGM Grand and Mirage Resorts after the merger. In any event, MGM Grand will make a negative pledge of all assets of MGM Grand and its subsidiaries, subject to existing liens and approved purchase money liens.

   Regardless of which financing alternative is used, the senior credit facilities will contain terms as to fees and pricing customary for financings of this type. In addition, the documentation will contain representations and warranties, covenants and events of default customary for financings of this type and satisfactory to Bank of America and Banc of America Securities.

 Existing Credit Facilities

   If MGM Grand employs the first financing alternative described under "Bank Financing," MGM Grand will also obtain an additional $600 million in financing from its existing bank line facilities. MGM Grand has available to it a credit facility from a syndicate of banks led by Bank of America. In 1997, MGM Grand amended this facility to make it a $1.25 billion senior revolving credit facility which may be increased to $1.5 billion under its existing terms. The facility has subsequently been amended several times in less significant ways. This facility is available, among other things, for general corporate purposes, including qualified investments (such as Mirage Resorts common stock) up to $750 million. Availability under this facility will decline in quarterly increments of the greater of $62.5 million or 5% of the commitment amount under the facility, commencing on December 31, 2001, with the balance due on December 31, 2002. Interest on outstanding balances and commitment fees on unutilized availabilities under the facility are determined by a formula based either on MGM Grand's leverage ratio (which is the ratio of total debt to annualized cash flow) or the facility rating (which is the credit rating then applicable to the facility), and in the case of interest rates, on the basis of the Eurodollar or base rate existing at the time of determination. The facility is unconditionally guaranteed by each of MGM Grand's subsidiaries except for New York-New York Hotel and Casino, The

Primadonna Company, LLC, PRMA, LLC, New PRMA Las Vegas, Inc., MGM Grand Detroit II, LLC, MGM Grand-Bally's Monorail Limited Liability Company, MGM Grand Australia, Inc. and its non-U.S. subsidiaries and their U.S. holding companies which have no other assets or operations. The MGM Grand subsidiaries which do not guarantee this facility are called the "nonguarantors" below. The facility is secured by pledges of substantially all of the assets of MGM Grand and the guarantors, but not by any interest in any nonguarantor. The facility can become unsecured, at MGM Grand's option, if it receives investment-grade ratings as unsecured debt from both Moody's and Standard & Poor's. The facility contains certain customary events of default and agreements.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

 General

   Some members of Mirage Resorts management and the Mirage Resorts board have certain interests in the merger that are different from or in addition to the interests of Mirage Resorts stockholders generally. These additional interests relate to provisions in the merger agreement or Mirage Resorts employee benefit plans, as well as:

  . change of control employment agreements and, in the case of Stephen A. Wynn, certain rights with respect to the fine art and certain other property of Mirage Resorts and property owned by Mr. Wynn;

  . acceleration and payments in respect of outstanding Mirage Resorts stock options; and

  . the indemnification of and provisions for liability insurance for Mirage Resorts directors and officers.

   All of these additional interests, to the extent material, are described below. The Mirage Resorts board was aware of these interests and considered them in approving and adopting the merger agreement.

 Change of Control Employment Agreements and Related Matters

   We have entered into change of control employment agreements, dated as of February 29, 2000, with Stephen A. Wynn, Robert H. Baldwin, chief financial officer and treasurer of Mirage Resorts, Bruce A. Levin, vice president, general counsel and assistant secretary of Mirage Resorts, Kenneth R. Wynn, vice president-design and construction and secretary of Mirage Resorts, and three other key executives. The change of control employment agreements have three-year terms, which are automatically extended for one year upon each anniversary unless a notice not to extend is given by Mirage Resorts. If a change of control of Mirage Resorts occurs during the term of a change of control employment agreement, then the change of control employment agreement becomes operative for a fixed three-year period.

   The change of control employment agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If Mirage Resorts terminates the executive's employment (other than for cause, death or disability) or the executive terminates employment for good reason during the three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, the executive is generally entitled to receive: (1) three times (in the case of Messrs. Stephen
A. Wynn and Baldwin and one other executive) and two times (in the case of Messrs. Levin and Kenneth R. Wynn and two other executives) (a) the executive's annual base salary plus (b) the executive's annual bonus (generally based on the highest annual bonus earned by the executive in the three years prior to the change of control); (2) accrued but unpaid compensation; (3) welfare benefits for either three or two years; (4) the additional company matching contributions to Mirage Resorts' retirement savings plan that would have been made for the benefit of the executive if he had continued to be employed by Mirage Resorts for an additional three or two years; and (5) outplacement benefits. The merger will constitute a change of control under these change of control employment agreements. If the seven executives of Mirage Resorts who are parties to change of control employment agreements were all to be terminated at the effective time of the merger, the aggregate amount of cash severance payable to the executives upon the terminations (before required tax withholdings) would be approximately
$[     ]. In addition, each change of control employment agreement provides, with certain limitations, that Mirage Resorts is obligated to make a payment in an amount sufficient to make the executive whole for any excise tax on "excess parachute payments" imposed under the Internal Revenue Code.

   In addition, Stephen A. Wynn's change of control employment agreement provides that, within 10 days following a change of control (including the merger), he has the right to purchase Mirage Resorts' Gulfstream III aircraft and/or Mirage Resorts' New York City apartment, each at its appraised fair market value, and that, during the five-year period following a change of control (including the merger), he or his estate can require Mirage Resorts to purchase his house at Shadow Creek golf course in North Las Vegas, Nevada and its furnishings at his cost. The merger agreement provides that, in connection with the sale of any fine art owned by Mirage Resorts or its subsidiaries either before the merger becomes effective (which will require MGM Grand's prior consent) or for five years thereafter, Stephen A. Wynn will have a right of first refusal on any such proposed sale. The price at which Mr. Wynn may purchase the artwork will be equal to the lower of (1) any firm offer for the artwork that may have been made by any third party that Mirage Resorts or its subsidiary is prepared to accept, and (2) the higher of the book value of the artwork or the appraised fair market value of the artwork as determined by certain internationally-recognized appraisers of artwork. The merger agreement also provides that MGM Grand and the surviving corporation in the merger will continue to honor Stephen A. Wynn's lifetime privileges at Shadow Creek golf course owned by Mirage Resorts in North Las Vegas.

 Effect on Stock Options

   Each outstanding option to purchase Mirage Resorts common stock, whether vested or unvested, that was previously granted by Mirage Resorts and its subsidiaries will automatically be canceled at the effective time of the merger. MGM Grand will, or will cause the surviving corporation in the merger to, provide the holder of each Mirage Resorts stock option a lump-sum cash payment equal to the excess of $21.00 over the per share exercise price of the Mirage Resorts stock option multiplied by the number of shares of Mirage Resorts common stock subject to the Mirage Resorts stock option less applicable withholding taxes. Assuming the effective time of the merger had occurred on
[   ], 2000, Mirage Resorts' 15 directors and executive officers would have
received an aggregate cash payment of $[    ], less applicable withholding
taxes, in respect of the [    ] unvested Mirage Resorts stock options held by
those directors and executive officers.

 Indemnification of Officers and Directors

   In the merger agreement, MGM Grand has agreed that the surviving corporation in the merger will, and MGM Grand will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer, among others, of Mirage Resorts or any of its subsidiaries for costs, expenses (including attorneys' fees), damages and liabilities in connection with any claim, action, proceeding or investigation arising out of, relating to or in connection with (1) any act or omission occurring before the merger and (2) the merger and the other transactions contemplated by the merger agreement or arising out of or pertaining to the transactions contemplated by the merger agreement or the events and developments between MGM Grand and Mirage Resorts leading up to the merger agreement. MGM Grand has agreed to indemnify and hold harmless each of the directors and officers, among others, of Mirage Resorts or any of its subsidiaries against any costs, expenses (including attorneys' fees), damages and liabilities arising out of, relating to or in connection with the merger or the other transactions contemplated by the merger agreement or arising out of or pertaining to the transactions contemplated by the merger agreement or the events and developments between MGM Grand and Mirage Resorts leading up to the merger agreement.

   In the merger agreement, MGM Grand has agreed that, for a period of six years after the effective time of the merger, it will cause to be maintained, or will cause the surviving corporation to maintain, the current policies of directors' and officers' liability insurance maintained by Mirage Resorts and its subsidiaries with respect to matters arising on or before the effective time of the merger. MGM Grand may substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured parties, and which coverages and amounts will be no less than the coverages and amounts provided at that time for MGM Grand's directors and officers. However, MGM Grand and the surviving corporation in the merger are not required to expend in any year an amount in excess of 250% of the annual aggregate premiums currently paid by Mirage Resorts for such coverage. If their aggregate expenditure on coverage exceeds 250%, MGM Grand has agreed that it and the surviving corporation will obtain a policy with the best coverage available, in the reasonable judgment of the MGM Grand board, for a cost not exceeding that amount.

   The merger agreement also provides that the indemnification provisions in the articles of incorporation and bylaws of Mirage Resorts in effect at the effective time of the merger will not be amended or otherwise repealed for six years after the effective time of the merger in any manner that would adversely affect the rights of individuals who at the effective time of the merger were directors or officers of Mirage Resorts, among others.

AMENDMENT TO MIRAGE RESORTS RIGHTS AGREEMENT

   Mirage Resorts amended the rights agreement, dated as of March 6, 2000, between Mirage Resorts and American Stock Transfer & Trust Company, as rights agent, to provide that neither the merger nor the merger agreement will cause MGM Grand or any of its subsidiaries or affiliates to become an "acquiring person" under the rights agreement. See "The Rights Agreement."

NO DISSENTERS' RIGHTS

   Under Nevada law, Mirage Resorts stockholders do not have dissenters' rights in the merger.

                              THE MERGER AGREEMENT

   The following is a summary of all the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A.

STRUCTURE AND EFFECTIVE TIME

   The merger agreement provides for the merger of Merger Sub with and into Mirage Resorts. Mirage Resorts will survive the merger and continue to exist after the merger as a wholly owned subsidiary of New York-New York Hotel and Casino, which is itself a wholly owned subsidiary of MGM Grand. The merger will become effective at the time the articles of merger are filed with the Nevada Secretary of State (or at a later time if agreed in writing by the parties and specified in the articles of merger). The parties will file the articles of merger on the second business day after the satisfaction or waiver of all conditions in the merger agreement, or such later date as Mirage Resorts and MGM Grand may agree. We cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See "--Conditions to the Merger." We intend to complete the merger as promptly as practicable subject to receipt of the Mirage Resorts stockholder approval and all requisite regulatory approvals. See "The Merger--Governmental and Regulatory Approvals" and "The Merger Agreement--Agreement to Cooperate; Antitrust and Gaming Law Matters" and "--Conditions to the Merger."

MERGER CONSIDERATION

   The merger agreement provides that each share of Mirage Resorts common stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $21.00 in cash from MGM Grand, without interest. All shares of Mirage common stock held in the treasury of Mirage Resorts and shares of Mirage Resorts common stock owned by Mirage Resorts' subsidiaries, MGM Grand and MGM Grand's subsidiaries will be canceled at the effective time of the merger, and no payment will be made for those shares.

PAYMENT PROCEDURES

   MGM Grand will appoint an exchange agent that will make payment of the merger consideration in exchange for certificates representing shares of Mirage Resorts common stock. MGM Grand will deposit sufficient cash with the exchange agent prior to or at the effective time of the merger in order to permit the payment of the merger consideration. Promptly after the effective time of the merger, the exchange agent will send Mirage Resorts stockholders a letter of transmittal and instructions explaining how to send their stock certificates to the exchange agent. The exchange agent will mail checks for the appropriate merger consideration, minus any withholding taxes required by law, to Mirage Resorts stockholders promptly following the exchange agent's receipt and processing of Mirage Resorts stock certificates and properly completed transmittal documents.

TREATMENT OF MIRAGE RESORTS STOCK OPTIONS

   The merger agreement provides that, at the effective time of the merger, each outstanding Mirage Resorts stock option previously granted by Mirage Resorts and its subsidiaries, whether or not then vested or exercisable, will automatically be canceled, and MGM Grand will, or will cause the surviving corporation to, provide the holder of each canceled Mirage Resorts stock option a lump-sum cash payment equal to the excess of $21.00 over the exercise price of the Mirage Resorts stock option multiplied by the number of shares of Mirage Resorts common stock subject to the canceled Mirage Resorts stock option (less applicable withholding taxes).

DIRECTORS AND OFFICERS

   The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation in the merger. The officers of Mirage Resorts, together with the individuals designated by MGM Grand prior to the effective time of the merger, will be the officers of the surviving corporation in the merger, subject to the right of the board of directors of the surviving corporation to appoint or replace officers.

   Mirage Resorts has agreed that, before the effective time of the merger, the Mirage Resorts board will approve, by an affirmative vote of a majority of the directors present and voting (and not fewer than three directors voting in the affirmative), the election to the board of directors of the surviving corporation in the merger of each individual nominated in writing by MGM Grand, effective as of the effective time of the merger. MGM Grand required this covenant with the intention of causing the merger not to constitute a change in control of Mirage Resorts for purposes of Mirage Resorts' public indebtedness.

REPRESENTATIONS AND WARRANTIES

   The merger agreement contains representations and warranties made by Mirage Resorts to MGM Grand and Merger Sub, including representations and warranties relating to:

  .  due organization, power and standing, and other corporate matters;

  . authorization, execution, delivery and enforceability of the merger agreement;

  .  capital structure;

  .  subsidiaries;

  . conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

  . reports and financial statements filed with the Securities and Exchange Commission and the accuracy of the information in those documents;

  .  absence of a material adverse effect on Mirage Resorts;

  .  litigation;

  .  no violation of law;

  .  compliance with agreements;

  .  tax matters;

  .  retirement and other employee benefit plans;

  .  labor matters;

  .  environmental matters;

  .  title to assets;

  .  brokers' and finders' fees with respect to the merger; and

  .  absence of undisclosed liabilities.

   The merger agreement also contains representations and warranties made by MGM Grand and Merger Sub to Mirage Resorts, including representations and warranties relating to:

  .  due organization, power and standing, and other corporate matters;

  . conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

  .  availability of financing;

  .  brokers' and finders' fees with respect to the merger;

  . authorization, execution, delivery and enforceability of the merger agreement;

  .  ownership of Mirage Resorts common stock;

  . reports and financial statements filed with the SEC and the accuracy of the information in those documents; and

  .  absence of undisclosed liabilities.

   The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

COVENANTS; CONDUCT OF THE BUSINESS OF MIRAGE RESORTS PRIOR TO THE MERGER

   From the date of the merger agreement through the effective time of the merger, Mirage Resorts and its subsidiaries are required to comply with certain restrictions on their conduct and operations. Mirage Resorts has agreed (and has agreed to cause its subsidiaries) to conduct their business in the ordinary and usual course of business, consistent with past practice, to use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them.

   Mirage Resorts has also agreed that, prior to the effective time of the merger, except as provided in the merger agreement or with the prior written consent of MGM Grand, Mirage Resorts will not and will cause its subsidiaries not to:

  (1) amend or propose to amend their articles of incorporation, bylaws or equivalent organizational documents.

  (2) split, combine or reclassify their outstanding capital stock.

  (3) issue, sell, pledge or dispose of (a) any shares of their capital stock, (b) any options, warrants or rights to acquire shares of their capital stock, or (c) any securities convertible into or exchangeable for their capital stock, or redeem, purchase or offer to purchase any securities of the types described in (a)-(c) above or agree to do so.

    . Exception: Mirage Resorts is permitted to issue shares upon the exercise of any Mirage Resorts stock options that are outstanding on the date of the merger agreement.

  (4) declare, set aside or pay any dividends.

  (5) incur or become contingently liable with respect to any indebtedness for borrowed money.

    . Exception: Mirage Resorts and its subsidiaries may borrow (a) in the ordinary course of business, (b) under existing credit facilities up to the existing borrowing limit on the date of the merger agreement, or (c) to refinance existing indebtedness on terms reasonably acceptable to MGM Grand; however, the aggregate indebtedness of Mirage Resorts and its subsidiaries, net of all cash and cash equivalents, must not exceed $2.15 billion.

  (6) acquire any assets or businesses or agree to do so, except expenditures for current, fixed or capital assets in the ordinary course of business. However, Mirage Resorts and its subsidiaries may not acquire any gaming property within 150 miles of Detroit, Michigan.

  (7) sell, pledge, dispose of or encumber any assets or businesses.

    .  Exceptions: Mirage Resorts and its subsidiaries may:

      --sell an aircraft owned by Mirage Resorts in connection with the existing contract for its sale;

      --pledge or encumber assets or businesses pursuant to existing credit facilities or other permitted borrowings;

      --sell or dispose of businesses or assets if MGM Grand consents in writing or fails to deny consent subject to certain conditions;

      --sell real estate, assets or facilities to non-affiliates if the consideration (including any debt assumed by the buyer) for such sale is less than $1 million and for all such sales is less than $7 million in the aggregate;

      --sell or dispose of assets and businesses as may be required by applicable law;

      --sell or dispose of assets and businesses in the ordinary course;
       or

      --agree or commit to do any of the above.

  (8) enter into, amend, modify or renew any employment, consulting, severance or similar agreement with any director or officer of Mirage Resorts or its subsidiaries, or grant any salary, wage or other increase in compensation or any employee benefit to any such person, except (a) for changes required by applicable law, (b) to satisfy obligations existing as of the date of the merger agreement or (c) in the ordinary course of business consistent with past practice.

  (9) enter into, adopt, establish, amend or modify any employee benefit, incentive or welfare plan or other arrangement in respect of any directors, officers or employees of Mirage Resorts or its subsidiaries, except as required (a) by applicable law or (b) by the terms of contractual obligations existing as of the date of the merger agreement.

  (10) make any expenditures or enter into any binding commitment to make expenditures.

    . Exceptions: Mirage Resorts and its subsidiaries may make, or enter into a commitment to make:

      --expenditures that they are currently committed to make;

      --expenditures relating to certain ongoing projects, and other expenditures not exceeding $3 million individually or $80 million in the aggregate;

      --emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of the merger agreement that are necessary to avoid significant disruption to Mirage Resorts' business or operations consistent with past practice (and if reasonably practicable after consultation with MGM Grand); or

      --repairs and maintenance in the ordinary course of business consistent with past practice.

  (11) make, change or revoke any material tax election unless required by law. With certain exceptions, Mirage Resorts and its subsidiaries also may not make any agreement or settlement with any tax authority either regarding any material amount of taxes or which would reasonably be expected to materially increase the obligations of Mirage Resorts (before or after the merger) to pay taxes in the future.

NO SOLICITATION OF ACQUISITION TRANSACTIONS

   The merger agreement provides that Mirage Resorts will not, will cause its subsidiaries not to, and will use all reasonable efforts to cause any officer, director or employee of Mirage Resorts, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries not to, initiate, solicit or encourage, or negotiate or provide nonpublic information to facilitate, any proposal to acquire all or any substantial part of the business, properties or capital stock of Mirage Resorts, whether by merger, tender offer, purchase of assets or otherwise (an "acquisition transaction").

   Mirage Resorts may, prior to receipt of the Mirage Resorts stockholders' approval of the merger, furnish nonpublic information to and negotiate with any person who makes an unsolicited bona fide written proposal or offer with respect to an acquisition transaction (an "acquisition proposal") that the Mirage Resorts board determines in good faith, after consultation with its independent financial advisor, would reasonably be expected, if completed, to result in an acquisition more favorable to Mirage Resorts stockholders than the merger with MGM Grand (a "qualifying proposal"). In order to provide information to a person making a qualifying proposal, however, that person must enter into a confidentiality agreement substantially similar to the confidentiality provisions in the confidentiality agreement to which Mirage Resorts and MGM are presently parties.

   If the Mirage Resorts board, in good faith, has determined that a qualifying proposal is reasonably likely to be completed (a "superior proposal"), the Mirage Resorts board may resolve to accept or recommend or, upon termination of the merger agreement after at least two days' prior written notice to MGM Grand and payment to MGM Grand of a termination fee of $135 million, enter into agreements relating to, the superior proposal.

   The merger agreement requires Mirage Resorts to promptly notify MGM Grand after receipt of any acquisition proposal, indication of interest or request for non-public information relating to Mirage Resorts or its subsidiaries in connection with an acquisition proposal, or for access to the properties, books or records of Mirage Resorts or any subsidiary by any person or entity that informs the Mirage Resorts board or such subsidiary that it is considering making, or has made, an acquisition proposal. The merger agreement also requires MGM Grand to notify Mirage Resorts after receipt of any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of MGM Grand.

EMPLOYEE BENEFITS

   Mirage Resorts and MGM Grand have agreed that, after the merger, the benefits to be provided to employees of Mirage Resorts and its subsidiaries will be either the current benefit plans and programs of Mirage Resorts and its subsidiaries or the benefit plans and programs provided to similarly situated employees of MGM Grand. Mirage employees' prior service to Mirage Resorts will count as prior service to MGM Grand for purposes of eligibility, vesting, levels of benefits and benefits accruals under MGM Grand's benefit plans (but not for purposes of benefit accruals under any defined benefit pension plan), except to the extent such treatment would result in the duplication of benefits. From and after the merger, MGM Grand will cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of MGM Grand or its subsidiaries to be waived with respect to the employees of Mirage Resorts and its subsidiaries and their eligible dependents. In addition, from and after the merger, MGM Grand will give each employee of Mirage Resorts and its subsidiaries credit for the plan year in which the effective time of the merger occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the effective time of the merger. However, employees of Mirage Resorts and its subsidiaries who are covered under a collective bargaining agreement will be provided the benefits that are required by the collective bargaining agreement from time to time.

   The merger agreement provides that MGM Grand will cause the surviving corporation to honor in accordance with their terms all benefits and obligations under the employee benefit plans and agreements of Mirage Resorts and its subsidiaries, including any rights or benefits arising as a result of the transactions contemplated by the merger agreement (either alone or in combination with any other event). For purposes of all of these plans and agreements, the transactions contemplated by the merger agreement are, or will be deemed to be, a change of control.

AGREEMENT TO COOPERATE; ANTITRUST AND GAMING LAW MATTERS

   MGM Grand and Mirage Resorts have agreed to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including the HSR Act and any applicable gaming laws) to complete and make effective the merger. This includes the use of reasonable best efforts:

  . by all parties to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of MGM Grand and Mirage Resorts and their respective subsidiaries;

  . by all parties to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings, and submissions and to lift any injunction or other legal bar to the merger (and, in such case, to proceed with the merger as expeditiously as possible); and

  . by MGM Grand to cause the satisfaction of the conditions to the receipt of funds pursuant to the financing commitments relating to the merger.

   In addition, subject to the fiduciary duties of the respective boards of directors of Mirage Resorts and MGM Grand, MGM Grand and Mirage Resorts agreed that none of the parties to the merger agreement will knowingly take or cause to be taken any action which would reasonably be expected to materially delay or prevent completion of the merger.

   The merger agreement requires MGM Grand to offer to take (and if the offer is accepted, commit to take) all steps that it is capable of taking to avoid or eliminate impediments under any antitrust, competition or trade regulation law or any applicable gaming laws that may be asserted by the Federal Trade Commission, the Department of Justice, any state attorney general or any other governmental entity with respect to the merger so as to enable the effective time of the merger to occur prior to December 31, 2000 or, if permitted by the provisions described under "--Termination," March 31, 2001, and to defend through litigation on the merits any claim asserted in any court by any party, including appeals.

   MGM Grand has agreed that it will propose, negotiate, offer to commit and effect (and, if the offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of such assets or businesses of MGM Grand or, effective as of the effective time of the merger, the surviving corporation in the merger, or their respective subsidiaries or otherwise offer to take or offer to commit to take any action that it is capable of taking and, if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of MGM Grand, the surviving corporation in the merger or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the effective time of the merger beyond December 31, 2000, or, if permitted by the provisions described under "--Termination," March 31, 2001. However, the merger agreement does not require either MGM Grand or its subsidiaries to divest or dispose of any property that is material to the business of MGM Grand and its subsidiaries, taken as a whole.

   Mirage Resorts has agreed that, at the request of MGM Grand, it will agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Mirage Resorts or any of its subsidiaries, provided that any such action may be conditioned upon the completion of the merger.

   MGM Grand has agreed that it will use its reasonable best efforts to complete the financing of the merger pursuant to the written commitments for financing that it obtained before signing the merger agreement or alternative commitments that are not reasonably likely to cause a material delay in the completion of the merger or have a material adverse effect of the ability of MGM Grand to deliver to Mirage Resorts stockholders the economic benefits they are reasonably expected to receive by virtue of the merger.

INDEMNIFICATION AND INSURANCE

   MGM Grand has agreed that the indemnification provisions of the articles of incorporation and bylaws of Mirage Resorts as in effect at the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who at the effective time of the merger were directors, officers, employees or agents of Mirage Resorts.

   MGM Grand has agreed that, to the fullest extent permitted under applicable law, the surviving corporation in the merger will, and MGM Grand will cause it to, indemnify and hold harmless each present and former director, officer, employee, and agent of Mirage Resorts or any of its subsidiaries ("indemnified parties") against any costs, expenses (including attorneys' fees), damages and liabilities in connection with any actual or threatened claim or investigation arising out of, relating to or in connection with (1) any action or omission occurring or alleged to have occurred prior to the effective time of the merger or (2) the merger and the other transactions contemplated by the merger agreement or arising out of or pertaining to the transactions contemplated by the merger agreement or the events and developments between MGM Grand and Mirage Resorts leading up to the merger agreement. MGM Grand has agreed to indemnify and hold harmless each of the indemnified parties against any costs, expenses (including attorneys' fees), damages and liabilities arising out of, relating to or in connection with the merger or the other transactions contemplated by the merger agreement or arising out of or pertaining to the transactions contemplated by the merger agreement or the events and developments between MGM Grand and Mirage Resorts leading up to the merger agreement.

   MGM Grand has agreed that, for a period of six years after the effective time of the merger, it will cause to be maintained, or will cause the surviving corporation to maintain, in effect the current policies of directors' and officers' liability insurance maintained by Mirage Resorts and its subsidiaries (provided that MGM Grand may substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the indemnified parties, and which coverages and amounts will be no less than the coverages and amounts provided at that time for MGM Grand's directors and officers) with respect to matters arising on or before the effective time of the merger. However, MGM Grand and the surviving corporation are not required to expend in any year an amount in excess of 250% of the annual aggregate premiums currently paid by Mirage Resorts for such coverage. If their aggregate expenditure on coverage exceeds that amount, MGM Grand has agreed that it and the surviving corporation will obtain a policy with the best coverage available, in the reasonable judgment of the MGM Grand board, for a cost not exceeding that amount.

   The merger agreement specifically provides that neither Tracinda Corporation (which is MGM Grand's majority stockholder) nor Tracinda Corporation's sole stockholder is a party to or responsible under the merger agreement, including with respect to any indemnity obligation.

PURCHASES OF MIRAGE RESORTS EQUITY SECURITIES

   MGM Grand has agreed that, until the merger becomes effective, neither it nor its subsidiaries will acquire or agree to acquire any rights in any equity securities of Mirage Resorts other than pursuant to the merger.

THE MIRAGE RESORTS BOARD RECOMMENDATION

   The merger agreement provides that the Mirage Resorts board will recommend that the Mirage Resorts stockholders approve the merger agreement. However, MGM Grand has agreed that the Mirage Resorts board may change its recommendation in any manner if its recommendation of the merger would be reasonably likely to be inconsistent with the Mirage Resorts board's fiduciary duties under applicable law, as determined by the Mirage Resorts board in good faith after consultation with its financial and legal advisors.

CONDITIONS TO THE MERGER

   The obligations of Mirage Resorts, MGM Grand and Merger Sub to complete the merger are subject to the satisfaction of each of the following conditions:

  (1) The merger agreement has been approved by the holders of a majority of the outstanding shares of Mirage Resorts common stock.

  (2) None of the parties to the merger agreement is subject to any order or injunction of any governmental authority of competent jurisdiction that prohibits the completion of the merger. In the event any such order or injunction is issued, each party has agreed to use its reasonable best efforts to have that order overturned or the injunction lifted.

  (3) The waiting period applicable to completion of the merger under the HSR Act has expired or been terminated.

   Unless waived by Mirage Resorts, the obligation of Mirage Resorts to complete the merger is subject to the satisfaction of both of the following additional conditions:

  (1) MGM Grand and Merger Sub have performed in all material respects their agreements contained in the merger agreement required to be performed on or prior to the effective time of the merger, and the representations and warranties of MGM Grand and Merger Sub contained in the merger agreement are true and correct on and as of the effective time of the merger (except to the extent that the representations and warranties speak as of an earlier date), except for failures to perform or to be true and correct that would not reasonably be expected to have a material adverse effect on MGM Grand.

  (2) All statutory approvals required to be obtained in order to permit completion of the merger under applicable law have been obtained, except for approvals the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to:

    . have a material adverse effect on Mirage Resorts after the effective time of the merger; or

    . result in Mirage Resorts or its subsidiaries failing to meet the standards for licensing, suitability or character under any gaming laws relating to the conduct of business of MGM Grand or Mirage Resorts which (after taking into account the anticipated impact of that failure to so meet those standards on other authorities) would reasonably be expected to have a material adverse effect on Mirage Resorts after giving effect to the merger.

   Unless waived by MGM Grand and Merger Sub, the obligations of MGM Grand and Merger Sub to complete the merger are subject to the satisfaction of both of the following additional conditions:

  (1) Mirage Resorts has performed in all material respects its agreements contained in the merger agreement required to be performed on or prior to the effective time of the merger, and the representations and warranties of Mirage Resorts contained in the merger agreement are true and correct on and as of the effective time of the merger (except to the extent that the representations and warranties speak as of an earlier date), except for failures to perform and to be true and correct that would not reasonably be expected to have a material adverse effect on Mirage Resorts.

  (2) All statutory approvals required to be obtained in order to permit completion of the merger under applicable law have been obtained, except for approvals the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to:

    .  have a material adverse effect on MGM Grand; or

    . result in MGM Grand or its subsidiaries failing to meet the standards for licensing, suitability or character under any gaming laws relating to the conduct of business of MGM Grand or Mirage Resorts which (after taking into account the anticipated impact of that failure to so meet those standards on other authorities) would reasonably be expected to have a material adverse effect on MGM Grand after giving effect to the merger.

IMPORTANT DEFINITIONS

   In the merger agreement, the phrase "material adverse effect on MGM Grand" means an effect that is materially adverse to:

  (1) the business, financial condition or ongoing operations of MGM Grand and its subsidiaries, taken as a whole, or

  (2) the ability of MGM Grand or any of its subsidiaries to obtain financing for or to complete any of the transactions contemplated by the merger agreement.

   In the merger agreement, the phrase "material adverse effect on Mirage Resorts" means an effect or effects that, individually or in the aggregate:

  (1) have an adverse economic effect of more than $200 million to the business, financial condition or ongoing operations of Mirage Resorts and its subsidiaries, taken as a whole, or

  (2) have a materially adverse effect on the ability of Mirage Resorts to complete the merger or the ability of the parties to the merger agreement to retain any material gaming license.

However, any effect arising out of or resulting from changes in or affecting the travel, hospitality or gaming industries generally or in the states of Nevada, New Jersey or Mississippi and any effect resulting from the entering into or the public announcement or disclosure of the merger agreement and the transactions contemplated thereby are excluded from the determination of whether there has been a material adverse effect with respect to Mirage Resorts.

TERMINATION

   The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval by Mirage Resorts stockholders):

  (1) by mutual written consent of Mirage Resorts and MGM Grand;

  (2) by either Mirage Resorts or MGM Grand if the merger has not been completed by December 31, 2000, except that date will automatically be extended until March 31, 2001 if, on December 31, 2000, all of the conditions to the closing of the merger have been satisfied (other than conditions with respect to actions the parties will take at the closing) except that:

    . the waiting period under the HSR Act has not expired or been terminated;

    . any material approval or consent under any gaming law has not been received; or

    . any injunction, order or decree prohibits or restrains completion of the merger;

    however, the right to terminate the merger agreement under this clause is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of or resulted in the failure to complete the merger;

  (3) by either Mirage Resorts or MGM Grand if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the completion of the merger, and that judgment, injunction, order or decree has become final and nonappealable and was not entered at the request of the terminating party;

  (4) by either Mirage Resorts or MGM Grand if there has been a breach by the other party of any representation, warranty, covenant, or agreement set forth in the merger agreement which would reasonably be expected to have a material adverse effect on MGM Grand or Mirage Resorts, and which breach has not been cured in all material respects within 30 days after written notice of the breach by the terminating party;

  (5) by Mirage Resorts, after giving MGM Grand at least two days' prior written notice of its intention to terminate the merger agreement and paying a termination fee of $135 million, if, prior to receipt of the Mirage Resorts stockholders approval of the merger agreement, Mirage Resorts receives a superior proposal that it resolves to accept;

  (6) by MGM Grand if the Mirage Resorts board has:

    . failed to recommend, or has withdrawn, modified or amended in any material respect its approval or recommendation of the merger or has resolved to do any of the foregoing, or

    . recommended another acquisition proposal or resolved to accept a superior proposal or recommended to Mirage Resorts stockholders that they tender their shares in a tender or an exchange offer commenced by a third party;

  (7) by MGM Grand or Mirage Resorts if the stockholders of Mirage Resorts fail to approve the merger agreement at the special meeting, including any adjournment or postponement thereof; or

  (8) by Mirage Resorts if the written commitments for financing to complete the merger and pay all associated costs and expenses previously entered into by MGM Grand have been:

    . amended in a manner that is reasonably likely to cause a material delay in completing the merger or a material adverse effect on the ability of MGM Grand to deliver to the Mirage Resorts stockholders the economic benefits they are reasonably expected to receive by virtue of the merger, and the problems with that amendment are not fixed within 30 days, or

    . withdrawn and not replaced by alternate arrangements that are not reasonably likely to cause a material delay in completing the merger or a material adverse effect on the ability of MGM Grand to deliver to the Mirage Resorts stockholders the economic benefits they are reasonably expected to receive by virtue of the merger, and the problems with that withdrawal are not fixed within 30 days.

TERMINATION FEE

   The merger agreement obligates Mirage Resorts to pay a fee to MGM Grand equal to $135 million if:

  (1) Mirage Resorts terminates the merger agreement for the reasons described in paragraph (5) of "--Termination";

  (2) MGM Grand terminates the merger agreement for the reasons described in paragraph (6) of "--Termination"; or

  (3) the merger agreement is terminated for any reason at a time at which MGM Grand was not in material breach of its representations and covenants contained in the merger agreement and was entitled to terminate the merger agreement because Mirage Resorts stockholders had not approved the merger agreement and

    . prior to the time of the special meeting, an acquisition proposal had been publicly proposed or publicly announced, and

    . on or prior to the 12-month anniversary of the termination of the merger agreement, Mirage Resorts or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do so) with respect to an acquisition transaction involving a person or group that made an acquisition proposal on or after March 6, 2000 and prior to the special meeting, and that acquisition transaction is completed.

EXPENSES

   The merger agreement provides that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the expenses, except that those expenses incurred in connection with printing and filing this proxy statement will be shared equally by MGM Grand and Mirage Resorts.

AMENDMENT

   Provisions of the merger agreement may be amended or waived prior to the effective time of the merger if the amendment or waiver is signed by the respective parties to the merger agreement (and approved by their respective boards of directors) in the case of an amendment, or by the party against whom the waiver is to be effective in the case of a waiver.

                           THE STOCK OPTION AGREEMENT

   The following is a summary of all the material terms of the stock option agreement. The summary is qualified in its entirety by reference to the stock option agreement, a copy of which is attached to this proxy statement as Appendix B.

   As an inducement to MGM Grand to enter into the merger agreement, Mirage Resorts and MGM Grand entered into a stock option agreement, dated as of March 6, 2000, pursuant to which Mirage Resorts granted to MGM Grand an irrevocable option to purchase 22,841,091 authorized but unissued shares of Mirage Resorts common stock at an exercise price of $21.00 per share. The option becomes exercisable by MGM Grand pursuant to the terms and conditions of the stock option agreement if an event giving rise to the obligation to pay the termination fee under the merger agreement has occurred (an "exercise event"). See "The Merger Agreement--Termination Fee." The shares of Mirage Resorts common stock subject to the option represent approximately 12% of the outstanding shares of Mirage Resorts common stock (before giving effect to the issuance of those shares).

   The option will expire upon the earliest of (1) the effective time of the merger, (2) one year after receipt by MGM Grand of notice from Mirage Resorts that an exercise event has occurred and (3) termination of the merger agreement other than a termination as a result of an exercise event.

   The number and type of securities subject to the option and the exercise price of $21.00 per share will be adjusted to preserve the economic benefit of the option if there is any change in the shares of Mirage Resorts common stock by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction or if additional shares are issued after the date of the stock option agreement.

   The stock option agreement provides that, at any time after an exercise event and prior to 120 days after the expiration of the term of the option, MGM Grand may put to Mirage Resorts the option and any shares of Mirage Resorts common stock purchased pursuant to the option and still owned by MGM Grand for aggregate consideration equal to:

  (1) the aggregate exercise price paid by MGM Grand for any shares of Mirage Resorts common stock owned by MGM Grand and purchased pursuant to the option in respect of which MGM Grand is exercising the put right; and

  (2) the number of shares of Mirage Resorts common stock in respect of which the put right is being exercised (whether or not those shares of Mirage Resorts common stock (a) are purchased pursuant to the option and still owned by MGM Grand, or (b) remain subject to the option) multiplied by the difference between the exercise price and the highest of:

    . the highest purchase price per share paid pursuant to a third party's tender or exchange offer prior to the date the put right is exercised;

    . the price per share to be paid by any third person for shares of Mirage Resorts common stock pursuant to a business combination transaction involving Mirage Resorts entered into on or prior to the date the put right is exercised; and

    . the average closing price of the shares of Mirage Resorts common stock as reported on the New York Stock Exchange during the 10 consecutive trading days prior to exercise of the put right.

   The stock option agreement further provides that, to the extent the put right has not been exercised, following the 10th day after the purchase by MGM Grand of any shares of Mirage Resorts common stock pursuant to the option and for a period of 120 days after expiration of the option, Mirage Resorts may repurchase from MGM Grand all (but not less than all) of the shares of Mirage Resorts common stock purchased by MGM Grand pursuant to the option and then owned by MGM Grand for a price per share equal to the greater of (1) the average closing price of the shares of Mirage Resorts common stock as reported on the NYSE during the 10 consecutive trading days prior to the exercise of the right and (2) the exercise price.

   The stock option agreement provides that MGM Grand's total profit from the stock option agreement (including amounts payable pursuant to the put right and the call right) and from the termination fee described under "The Merger Agreement--Termination Fee" cannot exceed a "profit cap" of $140 million in the aggregate.

   The stock option agreement further provides that, for a period of two years following the first exercise of the option by MGM Grand, MGM Grand will have certain registration rights in respect of the option shares of Mirage Resorts common stock.

   The stock option agreement is expected to increase the likelihood that the merger will be completed and to compensate MGM Grand in certain circumstances if the merger is not completed. Certain aspects of the stock option agreement would have the effect of precluding any alternative business combination from being accounted for as a "pooling of interests," and may discourage persons who, before the effective time of the merger, might have been interested in acquiring all of or a significant interest in Mirage Resorts from considering or proposing such an acquisition, even if those persons were prepared to offer higher consideration per share for Mirage Resorts common stock than that offered by MGM Grand.

                              THE RIGHTS AGREEMENT

   On February 29, 2000, the Mirage Resorts board declared a dividend of one preferred share purchase right for each outstanding share of Mirage Resorts common stock. The dividend was paid on March 20, 2000 to the stockholders of record on March 20, 2000. The rights are subject to the terms of a rights agreement, dated as of March 6, 2000, as amended by the first amendment thereto dated as of March 6, 2000, between Mirage Resorts and American Stock Transfer & Trust Company, as the rights agent.

   The Mirage Resorts board adopted the rights agreement and issued the rights to protect Mirage Resorts stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of the outstanding Mirage Resorts common stock without the approval of the Mirage Resorts board.

   In connection with approval of the merger agreement, the Mirage Resorts board also approved an amendment to the rights agreement to allow the merger to occur without triggering any distribution or adverse event under the rights agreement.

   For those interested in the specific terms of the rights agreement, a summary of the amended rights agreement, as well as complete copies of both the rights agreement and the first amendment thereto, are included with the Registration Statement on Form 8-A filed by Mirage Resorts with the SEC on March 10, 2000.

                        SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of February 29, 2000, the amount of Mirage Resorts common stock beneficially owned by each of its directors, its five most highly compensated executive officers during fiscal year 1999, and all directors and executive officers as a group:

                                                     APPROXIMATE PERCENTAGE OF
                                   NUMBER OF SHARES     OUTSTANDING MIRAGE
NAME                              BENEFICIALLY OWNED    RESORTS COMMON STOCK
----                              ------------------ -------------------------
Stephen A. Wynn..................     23,877,987(1)            11.7%
Melvin B. Wolzinger..............      3,168,901(2)             1.7%
Daniel B. Wayson.................        533,873(3)               *
Elaine P. Wynn...................        260,123(4)               *
George J. Mason..................        193,623(5)               *
Richard D. Bronson...............      1,100,000(6)               *
Ronald M. Popeil.................         82,464(7)               *
Robert H. Baldwin................      1,286,645(8)               *
Barry A. Shier...................      1,506,290(9)               *
Bruce A. Levin...................         67,500(10)              *
Kenneth R. Wynn..................      1,200,456(11)              *
All Executive Officers and
 Directors as a Group (15
 persons)........................     33,766,533(12)           16.2%

--------
 (1) Includes 13,215,823 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000. Does not include shares beneficially owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.
 (2) Includes 2,599,084 shares held by a family trust of which Mr. Wolzinger and his wife serve as trustees and 476,664 shares held by limited partnerships of which the trust is the general partner and a limited partner. Mr. Wolzinger disclaims beneficial ownership of the shares held by the limited partnerships, except to the extent of his pecuniary interest in the shares. Also includes 38,030 shares held by a trust of which Mr. Wolzinger serves as a trustee but does not have any pecuniary interest, as to which shares Mr. Wolzinger disclaims beneficial ownership. Also includes 55,123 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
 (3) Includes 55,123 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
 (4) Includes 55,123 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000. Does not include shares reported as beneficially owned by Stephen A. Wynn, Mrs. Wynn's husband.
 (5) Includes 71,000 shares held by a family trust of which Mr. Mason and his wife serve as trustees and 55,123 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
 (6) Represents shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
 (7) Includes 550 shares held by Mr. Popeil's wife as separate property and 4,791 shares held by Mr. Popeil as custodian for his minor daughter and grandchildren who do not share his household. Mr. Popeil disclaims beneficial ownership of the shares held by his wife and as custodian. Also includes 25,123 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
 (8) Includes 11,600 shares held by Mr. Baldwin as custodian for his minor son and 24,970 shares held by a revocable trust of which Mr. Baldwin serves as trustee. Also includes 1,250,000 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.

 (9) Includes 1,500,000 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000 and 240 shares held by Mr. Shier as custodian for his minor children.
(10) Includes 37,500 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.
(11) Includes 14,000 shares held by trusts of which Kenneth R. Wynn serves as trustee and 366,456 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000. Mr. Wynn disclaims beneficial ownership of the shares held by the trusts.
(12) Includes 18,191,795 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information concerning each person known by Mirage Resorts to own beneficially more than 5% of the outstanding shares of Mirage Resorts common stock as of December 31, 1999, unless otherwise indicated and giving effect to a Schedule 13G/A filed on March 9, 2000 by a former beneficial owner.

                                                          APPROXIMATE PERCENTAGE
                                       NUMBER OF  SHARES  OF OUTSTANDING MIRAGE
NAME AND ADDRESS                       BENEFICIALLY OWNED RESORTS  COMMON STOCK
----------------                       ------------------ ----------------------
Stephen A. Wynn.......................     23,877,987(1)           11.7%
 P.O. Box 7700
 Las Vegas, Nevada 89177

The TCW Group, Inc....................     14,971,586(2)            7.9%
 865 South Figueroa Street
 Los Angeles, CA 90017

FMR Corp..............................     12,253,670(3)            6.4%
 82 Devonshire Street
 Boston, MA 02109

Baron Capital Group, Inc..............      9,908,850(4)            5.2%
 767 Fifth Avenue
 New York, NY 10153

--------
(1) As of February 29, 2000. This number includes 13,215,823 shares subject to Mirage Resorts stock options that are currently exercisable or become exercisable within 60 days of February 29, 2000. Does not include shares beneficially owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.
(2) Based on a Schedule 13G/A, dated February 11, 2000, filed with the SEC. The
    Schedule 13G/A states that certain subsidiaries and affiliates of The TCW Group have shared dispositive and voting power as to all of these shares.
(3) Based on Schedule 13G, dated February 14, 2000, filed with the SEC. The
    Schedule 13G states that FMR and certain related persons have sole dispositive power as to all of these shares and sole voting power as to 337,270 of these shares.
(4) Based on a Schedule 13G, dated January 26, 2000, filed with the SEC. The
    Schedule 13G states that Baron Capital Group and its controlling stockholder have sole dispositive and voting power as to 220,000 and 229,000 of these shares, respectively, and that they have shared dispositive and voting power as to 9,679,850 of these shares.

          MARKET PRICE OF MIRAGE COMMON STOCK AND DIVIDEND INFORMATION

   Mirage Resorts common stock is traded on the NYSE and the Pacific Exchange. The table below sets forth by quarter, since the beginning of Mirage Resorts' fiscal year ended December 31, 1998, the high and low sale prices of Mirage Resorts common stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal.

                                                             MARKET
                                                             PRICES
                                                            --------------
                                                            HIGH      LOW
                                                            ----      ----
   FISCAL YEAR 1998
     First Quarter......................................... $26 3/4   $20 13/16
     Second Quarter........................................  25 1/8    20
     Third Quarter.........................................  22 1/4    13 1/4
     Fourth Quarter........................................  18 15/16  13 3/16

   FISCAL YEAR 1999
     First Quarter......................................... $22 5/8   $13 3/16
     Second Quarter........................................  26 3/8    16 5/16
     Third Quarter.........................................  17 3/8    11 3/4
     Fourth Quarter........................................  15 15/16  11 1/2

   FISCAL YEAR 2000

     First Quarter (through March 23, 2000)................ $19 3/16  $10 5/8

   On February 22, 2000, the last full trading day prior to the public announcement of MGM Grand's interest in acquiring Mirage Resorts, the high and low sale prices of Mirage Resorts common stock as reported on the NYSE Composite Transactions Tape were $11 1/2 and $10 13/16, respectively. On March 3, 2000, the last full trading day prior to the public announcement of the merger agreement, the high and low sale prices of Mirage Resorts common stock as reported on the NYSE Composite Transactions Tape were $16 1/4 and $15 11/16,
respectively. On [    ], 2000, the last full trading day prior to the date of
this proxy statement, the closing price of Mirage Resorts common stock as
reported on the NYSE Composite Transactions Tape was $[    ].

   Mirage Resorts stockholders are encouraged to obtain current market quotations for Mirage Resorts common stock.

   Mirage Resorts paid no cash dividends in 1998, 1999 or the first quarter of 2000.

                           FORWARD-LOOKING STATEMENTS

   This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements are contained in the sections entitled "Summary Term Sheet for the Merger" and "The Merger," and other sections of this proxy statement. These forward-looking statements should be read in conjunction with the section entitled "Factors that May Affect Our Future Results" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 1999, which describes many of the external factors that could cause our actual results to differ materially from our expectations. Our Form 10-K is on file with the SEC, and a copy is available without charge upon written request to: Robert H. Baldwin, Chief Financial Officer, Mirage Resorts, Incorporated, P.O. Box 7700, Las Vegas, Nevada 89177-7700. The Form 10-K is also available via the Internet at www.sec.gov. In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement because of many factors, such as competition within the gaming industry, the cyclicality of the gaming business, the completion and impact of the merger on operating results and capital resources, the impact on profitability of economic and market conditions, and the impact on cash requirements and liquidity.

   Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

   All information contained in this proxy statement with respect to MGM Grand, Merger Sub and the financing for the merger has been supplied by and is the responsibility of MGM Grand.

                          FUTURE STOCKHOLDER PROPOSALS

   Mirage Resorts intends to hold an annual meeting in 2001 only if the merger is not completed. Any Mirage Resorts stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2001 annual meeting of stockholders, in the event that it is held, must submit the proposal to the attention of our General Counsel at our principal executive office sufficiently far in advance so that it is received by us not later than November 2, 2000. Our bylaws provide that, if we do not receive notice of a stockholder proposal or nomination for director by that date, the proposal or nomination will not be considered at the 2001 annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Each of Mirage Resorts and MGM Grand is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Each company files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

   You may also read reports, proxy statements and other information relating to Mirage Resorts and MGM Grand at the offices of the NYSE at 20 Broad Street, New York, New York 10005. You may also read reports, proxy statements and other information relating to Mirage Resorts at the offices of the Pacific Exchange at 310 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Mirage Resorts incorporates by reference into this proxy statement the following documents that MGM Grand has filed with the SEC (File No. 1-10362):
(1) Annual Report on Form 10-K for the year ended December 31, 1999, (2) Information Statement filed on January 12, 2000, and (3) Current Reports on Form 8-K, as amended, filed on February 23, 2000, February 28, 2000 and March 14, 2000.

   All documents and reports filed by MGM Grand pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of those documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in those documents by reference). Requests should be directed to: Scott Langsner, Secretary, MGM Grand, Inc., 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 891-3333. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

   WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

   THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                 MARCH 6, 2000

                                     AMONG

                         MIRAGE RESORTS, INCORPORATED,

                                MGM GRAND, INC.

                                      AND

                  A WHOLLY-OWNED SUBSIDIARY OF MGM GRAND, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                              The Merger; Closing

 Section 1.01. The Merger.................................................   A-1
 Section 1.02. Effective Time.............................................   A-1
 Section 1.03. Effects of the Merger......................................   A-1
 Section 1.04. Conversion of Shares.......................................   A-1
 Section 1.05. Payment of Shares..........................................   A-2
 Section 1.06. Stock Options..............................................   A-3
 Section 1.07. The Closing................................................   A-3

                                   ARTICLE II

               The Surviving Corporation; Directors and Officers

 Section 2.01. Articles of Incorporation..................................   A-3
 Section 2.02. Bylaws.....................................................   A-4
 Section 2.03. Directors and Officers.....................................   A-4

                                  ARTICLE III

         Representations and Warranties of Parent and Merger Subsidiary

 Section 3.01. Organization and Qualification.............................   A-4
 Section 3.02. Authority; Non-Contravention; Approvals....................   A-4
 Section 3.03. Proxy Statement............................................   A-5
 Section 3.04. Ownership of Company Common Stock..........................   A-6
 Section 3.05. Financing..................................................   A-6
 Section 3.06. Reports, Financial Statements, etc. .......................   A-6
 Section 3.07. Brokers and Finders........................................   A-6

                                   ARTICLE IV

                 Representations and Warranties of the Company

 Section 4.01. Organization and Qualification.............................   A-7
 Section 4.02. Capitalization.............................................   A-7
 Section 4.03. Subsidiaries...............................................   A-8
 Section 4.04. Authority; Non-Contravention; Approvals....................   A-8
 Section 4.05. Reports and Financial Statements...........................   A-9
 Section 4.06. Absence of Undisclosed Liabilities.........................   A-9
 Section 4.07. Absence of Certain Changes or Events.......................  A-10
 Section 4.08. Litigation.................................................  A-10
 Section 4.09. Proxy Statement............................................  A-10
 Section 4.10. No Violation of Law........................................  A-10
 Section 4.11. Compliance with Agreements.................................  A-10
 Section 4.12. Taxes......................................................  A-11
 Section 4.13. Employee Benefit Plans; ERISA..............................  A-11
 Section 4.14. Labor Controversies........................................  A-12
 Section 4.15. Environmental Matters......................................  A-12
 Section 4.16. Title to Assets............................................  A-13
 Section 4.17. Company Stockholders' Approval.............................  A-14
 Section 4.18. Brokers and Finders........................................  A-14

                                                                            PAGE
                                                                            ----

                                   ARTICLE V

                                   Covenants

 Section 5.01. Conduct of Business by the Company Pending the Merger......  A-14
 Section 5.02. Control of the Company's Operations........................  A-15
 Section 5.03. Acquisition Transactions...................................  A-16
 Section 5.04. Access to Information......................................  A-16
 Section 5.05. Notices of Certain Events..................................  A-17
 Section 5.06. Merger Subsidiary..........................................  A-18
 Section 5.07. Employee Benefits..........................................  A-18
 Section 5.08. Meeting of the Company's Stockholders......................  A-18
 Section 5.09. Proxy Statement............................................  A-18
 Section 5.10. Public Announcements.......................................  A-19
 Section 5.11. Expenses and Fees..........................................  A-19
 Section 5.12. Agreement to Cooperate.....................................  A-19
 Section 5.13. Directors' and Officers' Indemnification...................  A-21
 Section 5.14. Company Securities.........................................  A-22
 Section 5.15. Continuing Directors.......................................  A-22

                                   ARTICLE VI

                            Conditions to the Merger

 Section 6.01. Conditions to the Obligations of Each Party................  A-22
 Section 6.02. Conditions to Obligation of the Company to Effect the
               Merger.....................................................  A-22
 Section 6.03. Conditions to Obligations of Parent and Subsidiary to
               Effect the Merger..........................................  A-23

                                  ARTICLE VII

                                  Termination

 Section 7.01. Termination................................................  A-23

                                  ARTICLE VIII

                                 Miscellaneous

 Section 8.01. Effect of Termination......................................  A-24
 Section 8.02. Non-Survival of Representations and Warranties.............  A-25
 Section 8.03. Notices....................................................  A-25
 Section 8.04. Interpretation.............................................  A-25
 Section 8.05. Miscellaneous..............................................  A-26
 Section 8.06. Counterparts...............................................  A-26
 Section 8.07. Amendments; No Waivers.....................................  A-26
 Section 8.08. Entire Agreement...........................................  A-26
 Section 8.09. Severability...............................................  A-26
 Section 8.10. Specific Performance.......................................  A-26
 Section 8.11. Non-Involvement of Tracinda................................  A-26

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of March 6, 2000 by and among MGM Grand, Inc., a Delaware corporation ("Parent"), and Mirage Resorts, Incorporated, a Nevada corporation (the "Company"). Promptly after the date hereof, Parent shall cause one of its direct or indirect wholly owned subsidiaries organized under the laws of Nevada ("Merger Subsidiary") to enter into this Agreement. Parent and the Company and, upon its execution of this Agreement, Merger Subsidiary, are referred to collectively herein as the "Parties."

   WHEREAS, the respective Boards of Directors of Parent and the Company have each approved the merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger"); and

   WHEREAS, as a condition to Parent's willingness to enter into the transactions contemplated by this Agreement, Parent and the Company have entered into a Stock Option Agreement which is dated the date hereof.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              The Merger; Closing

   Section 1.01. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the NRS, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined in Section 1.02). Following the Merger, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a direct or indirect wholly-owned subsidiary of Parent, and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the NRS. The term "NRS" means Chapters 78, 92A and, if Merger Subsidiary is organized under Chapter 86, Chapter 86 of the Nevada Revised Statutes.

   Section 1.02. Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NRS, are filed with the Secretary of State of the State of Nevada; provided, however, that, upon mutual consent of the constituent corporations to the Merger, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as defined in Section 1.07).

   Section 1.03. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS.

   Section 1.04. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

     (a) each issued and outstanding share of the Company's common stock, par value $.004 per share (together with the associated Rights, "Company Common Stock") held by the Company as treasury stock and each issued and outstanding share of Company Common Stock owned by any subsidiary of the Company, Parent, Merger Subsidiary or any other subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

     (b) each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock referred to in paragraph (a) above shall be converted into the right to receive an amount in cash, without interest, equal to $21.00 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

     (c) each issued and outstanding share of capital stock or ownership interest of Merger Subsidiary shall be converted into one fully paid and nonassessable share of common stock, par value $.004, of the Surviving Corporation.

   Section 1.05. Payment of Shares. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon surrender of certificates representing the shares of Company Common Stock. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's stockholders cash in an aggregate amount necessary to make the payments pursuant to Section 1.04 to holders of shares of Company Common Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

   (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), and whose shares were converted into the right to receive Merger Consideration pursuant to Section 1.04, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the product of the number of shares of Company Common Stock represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.05, each Certificate (other than Certificates representing shares of Company Common Stock owned by any subsidiary of the Company, Parent, Merger Subsidiary or any other subsidiary of Parent and shares of Company Common Stock held in the treasury of the Company, which have been canceled) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares of Company Common Stock evidenced by such Certificate, without any interest thereon.

   (c) From and after the Effective Time, there shall be no registration of transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be cancelled and exchanged for cash as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

   (d) At any time more than six months after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of Company Common Stock shall look only to Parent (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

   Section 1.06. Stock Options. At the Effective Time, each unexercised option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock (the "Options") previously granted by the Company or its subsidiaries shall be canceled automatically and the Parent shall or shall cause the Surviving Corporation to provide the holder thereof with a lump sum cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time and (ii) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Option.

   Section 1.07. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the executive offices of Parent in Las Vegas, Nevada, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place and date as the Parties may mutually determine (the "Closing Date").

                                   ARTICLE II

               The Surviving Corporation; Directors and Officers

   Section 2.01. Articles of Incorporation. The Restated Articles of Incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law and the terms of this Agreement; provided, however, that at the Effective Time, such articles shall be amended by virtue of this Agreement as follows:

     (i) Article Fourth shall be amended by deleting the existing language in its entirety and replacing it with the following:

       The total number of shares of capital stock which the Corporation shall be authorized to issue shall be 1,000 shares, $.004 par value, of common stock.

     (ii) Article Fifth shall be amended by deleting the existing language in its entirety and replacing it with the following: "The members of the governing board shall be styled directors and their number shall be not less than 3 and not more than 9, and each member shall be elected each year to hold office for a one-year term."

     (iii) The text of Articles Thirteenth and Fourteenth shall be deleted and replaced with the following "[Reserved]".

   Section 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation, it being agreed that such bylaws shall include the provisions set forth in Article V of the Company's bylaws until amended in accordance with applicable law and the terms of this Agreement.

   Section 2.03. Directors and Officers. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time. The officers of the Company (together with the persons designated by Parent and notified to the Company in writing at least two business days prior to the Effective Time) shall be the officers of the Surviving Corporation as of the Effective Time subject to the right of the Board of Directors of the Surviving Corporation to appoint or replace officers.

                                  ARTICLE III

         Representations and Warranties of Parent and Merger Subsidiary

   Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item on the Parent Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Parent Disclosure Schedule:

   Section 3.01. Organization and Qualification. Parent is a corporation and Merger Subsidiary is a corporation or limited liability company, in each case duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have Parent Material Adverse Effect. In this Agreement, the term "Parent Material Adverse Effect" means an effect that is materially adverse to
(i) the business, financial condition or ongoing operations of Parent and its subsidiaries, taken as a whole or (ii) the ability of Parent or any of its subsidiaries to obtain financing for or to consummate any of the transactions contemplated by this Agreement.

   Section 3.02. Authority; Non-Contravention; Approvals. (a) Parent and Merger Subsidiary each have full corporate or similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including without limitation, the consummation of the financing of the Merger pursuant to the Financing Commitment (as defined in Section 3.05) (the "Financing"). This Agreement and the Merger have been approved and adopted by the Boards of Directors of Parent and Merger Subsidiary and the sole stockholder or member of Merger Subsidiary, and no other corporate or similar proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, including without limitation, the Financing. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

   (b) The execution, delivery and performance of this Agreement by each of Parent and Merger Subsidiary and the consummation of the Merger and the transactions contemplated hereby, including without limitation the Financing, do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or, other than in the case of the Financing, result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 3.02(c)), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract" and collectively "Contracts") to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. Excluded from the foregoing sentence of this paragraph (b), insofar as it applies to the terms, conditions or provisions described in clauses (ii) and (iii) of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that would not reasonably be expected to have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

   (c) Except for (i) the filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) applicable filings, if any, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) filing of Articles of Merger with the Secretary of State of the State of Nevada in connection with the Merger, and (iv) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of the Company, including the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, and the Michigan Gaming Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws") (the filings and approvals referred to in clauses (i) through
(iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Merger Subsidiary, or the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby, including without limitation, the Financing, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

   Section 3.03. Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in any proxy statement to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement") will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

   Section 3.04. Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries beneficially owns any shares of Company Common Stock as of the date hereof.

   Section 3.05. Financing. (a) At the Effective Time, Parent shall have on hand and available for deposit with the Disbursing Agent in accordance with
Section 1.05 cash in the amount of $4,410,000,000.

   (b) Parent has obtained written commitments (the "Financing Commitment") for the financing necessary to consummate the Merger and to pay all associated costs and expenses (including any refinancing of indebtedness of Parent or the Company required in connection therewith). The Financing Commitment has not been amended, modified, withdrawn, terminated or replaced, except that they may be amended or replaced in a manner which (i) does not adversely affect the ability of Parent to consummate the Merger or (ii) is not reasonably likely to cause a material delay in the consummation of the Merger. Parent has provided true, accurate and complete copies of such commitments (and any amendment or replacement thereof) to the Company.

   Section 3.06. Reports, Financial Statements, etc. Since January 1, 1997, Parent has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "Parent SEC Reports") required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited financial statements of Parent included in Parent's Annual Report on Form 10-K for the twelve months ended December 31, 1998 and Parent's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1999 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

   Since the date of the most recent Parent SEC Report that contains consolidated financial statements of Parent filed prior to the date of this Agreement, there has not been any Parent Material Adverse Effect.

   Section 3.07. Brokers and Finders. Except as disclosed in the Parent Disclosure Schedule, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees or brokerage fees in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                 Representations and Warranties of the Company

   The Company represents and warrants to Parent and Merger Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Company Disclosure Schedule:

   Section 4.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect. In this Agreement, the term "Company Material Adverse Effect" means an effect or effects (other than an effect or effects arising out of or resulting from changes in or affecting the travel, hospitality or gaming industries generally or in the states of Nevada, New Jersey or Mississippi and other than any effect resulting from the entering into or the public announcement or disclosure of this Agreement and the transactions contemplated hereby) that, individually or in the aggregate, (i) have an adverse economic effect of more than $200,000,000 to the business, financial condition or ongoing operations of the Company and its subsidiaries, taken as a whole or
(ii) have a materially adverse effect on the ability of the Company to consummate the Merger or the ability of the Parties hereto to retain any Material Gaming License. True, accurate and complete copies of the Company's Restated Articles of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. A "Material Gaming License" is a license or similar authorization under any Gaming Law without which Parent or the Company, as the case may be, would be prohibited from operating any one of its major gaming/hotel properties in the state in which such property is located.

   Section 4.02. Capitalization. (a) The authorized capital stock of the Company consists of (1) 1,125,000,000 shares of Company Common Stock and (2) 5,000,000 shares of preferred stock, par value $.10 per share ("Company Preferred Stock"). As of March 5, 2000, (i) 190,342,423 shares of Company Common Stock, including the associated Rights (as defined in Section 4.02(b)), were issued and outstanding, all of which shares of Company Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights, and no shares of Company Preferred Stock were issued and outstanding, (ii) 44,805,227 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company, (iii) 35,613,037 shares of Company Common Stock were reserved for issuance upon exercise of Options issued and outstanding, and (iv) 400,000 shares of Company Preferred Stock to be designated as Series A Junior Participating Preferred Stock reserved for issuance under the Rights Agreement (as defined in Section 4.02(b)). Assuming the exercise of all outstanding Options, as of March 5, 2000, there would be 225,955,460 shares of Company Common Stock issued and outstanding. Since March 5, 2000, except as permitted by this Agreement, (i) no shares of capital stock of the Company have been issued except in connection with the exercise of the instruments referred to in the second sentence of this Section 4.02(a) and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of shares of capital stock of the Company have been issued, granted or made, except Rights in accordance with the terms of the Rights Agreement.

   (b) Except for the Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), to be dated as of or about March 6, 2000 between the Company and American Stock Transfer & Trust Company (the "Rights Agent"), or as set forth in Section 4.02(a), as of the date hereof and as of March 5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its subsidiaries. Except as disclosed in the Company SEC Reports or as otherwise contemplated by this Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company. The Board of Directors of the Company has taken all action to amend the Rights

Agreement (subject only to the execution of such amendment by the Rights Agent, which execution the Company shall cause to take place as promptly as reasonably practicable following the date of this Agreement) to provide that (i) none of the Parent and its subsidiaries shall become an "Acquiring Person" as a result of the execution, delivery and performance of this Agreement and the consummation of the Merger, and (ii) no "Distribution Date" shall occur as a result of the announcement of or the execution of this Agreement or any of the transactions contemplated hereby. Upon execution of the Rights Agreement by the Rights Agent, the amendment to the Rights Agreement shall become effective and shall remain in full force and effect until immediately following the termination of this Agreement in accordance with its terms.

   Section 4.03. Subsidiaries. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except, in all cases, where the failure to be so organized, existing, qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. For purposes of this Agreement, the term "subsidiary" means, with respect to any specified person (the "Owner") any other person of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by such Owner and/or one or more of the other subsidiaries of such Owner.

   Section 4.04. Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 6.01(a)) with respect solely to the Merger, to consummate the transactions contemplated hereby. This Agreement and the Merger have been approved and adopted by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval with respect solely to the Merger, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

   (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of the Company or any of its Material Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals (as defined in Section 4.04(c)) and the Company Stockholders'

Approval, or (iii) any Contract to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, subject, in the case of consummation, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 4.04(b) of the Company Disclosure Schedule. Excluded from the foregoing sentence of this paragraph (b), insofar as it applies to the terms, conditions or provisions described in clauses (ii) and (iii) of this paragraph
(b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

   (c) Except for (i) the filings by the Company required by the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act,
(iii) the filing of Articles of Merger with the Secretary of State of the State of Nevada in connection with the Merger, (iv) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which Parent or its subsidiaries conduct any business or own any assets, and (v) filings with and approvals in respect of Gaming Laws (the filings and approvals referred to in clauses (i) through (v) and those disclosed in Section 4.04(c) of the Company Disclosure Schedule are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

   Section 4.05. Reports and Financial Statements. Since January 1, 1997, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "Company SEC Reports") required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included as an exhibit to the Company's proxy statement relating to its 2000 annual meeting of stockholders (and which is a Company SEC Report) (the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

   Section 4.06. Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule, neither the Company nor any of its subsidiaries had at December 31, 1999, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

   Section 4.07. Absence of Certain Changes or Events. Since the date of the most recent Company SEC Report filed prior to the date of this Agreement that contains consolidated financial statements of the Company, there has not been any Company Material Adverse Effect.

   Section 4.08. Litigation. Except as referred to in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except as referred to in the Company SEC Reports or as may be entered into with Parent's prior written consent in connection with Section 5.12(b), neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   Section 4.09. Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing thereof and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Merger Subsidiary or any stockholder of Parent for inclusion therein.

   Section 4.10. No Violation of Law. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is in violation of or has been given written (or, to the knowledge of the Company's executive officers, oral) notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   Section 4.11. Compliance with Agreements. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, any Contract to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than breaches, violations and defaults which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. To the knowledge of the Company's executive officers, the Company's insurance policies relating to directors' and officers' liability are in full force and effect.

   Section 4.12. Taxes. (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full or reserved in accordance with generally accepted accounting principles on the Company Financial Statements all Taxes required to be paid, except, in the case of (i) and (ii), as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no liens for Taxes upon any property or asset of the Company or any subsidiary thereof, other than liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which would reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor its subsidiaries has agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned subsidiary of the Company, other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements.

   (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its subsidiaries have withheld or collected and have paid over to the appropriate governmental entities (or are properly holding for such payment) all material Taxes required to be collected or withheld.

   (c) For purposes of this Agreement, "Tax" (including, with correlative meaning, the terms "Taxes") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treas. Reg. 1.1502-6 or analogous state, local or foreign law provision or otherwise, and "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

   Section 4.13. Employee Benefit Plans; ERISA. (a) The Company SEC Reports and the Company Disclosure Letter set forth each material employee or director benefit plan, arrangement or agreement, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (excluding any multi-employer plans as defined in Section 3(37) of ERISA (a "Multi-employer Plan") and any multiple employer plan within the meaning of
Section 413(c) of the Code) that is sponsored, maintained or contributed to by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (the "Company Plans").

   (b) Except as disclosed in the Company SEC Reports or in the Company Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which would reasonably be expected to have a Company Material Adverse Effect, (ii) no Company Plan is subject to Title IV of ERISA, (iii) each of the Company Plans has been operated and administered in accordance with applicable laws during the period of time covered by the applicable statute of limitations, except for failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (iv) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been revoked by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (v) to the knowledge of the Company and its subsidiaries, there are no pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course or claims which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (vi) no Company Plan provides post-retirement medical benefits to employees or directors of the Company or its subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable law, (vii) all material contributions or other amounts payable by the Company or its subsidiaries as of the date hereof with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, (viii) with respect to each Multi-employer Plan contributed to by the Company, to the knowledge of the Company and its subsidiaries, as of the date hereof, none of the Company or its subsidiaries has received any notification that any such Multi-employer Plan is in reorganization, has been terminated or is insolvent, (ix) the Company and its subsidiaries has complied in all respects with the Worker Adjustment and Retraining Notification Act, except for failures which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and (x) no act, omission or transaction has occurred with respect to any Company Plan that has resulted or could result in any liability of the Company or any subsidiary under Sections 409 or 502(c)(1) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code, except for liabilities which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   (c) Except as set forth in the Company Disclosure Schedule, and excluding payments in respect of outstanding Options, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance or "excess parachute payment" (within the meaning of Section 280G of the Code)) becoming due to any director or employee of the Company or any of its subsidiaries under any Company Plan, (ii) materially increase any benefits otherwise payable under any Company Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits. For purposes of this paragraph (c) only, "material" shall mean in excess of $10 million.

   Section 4.14. Labor Controversies. Except as disclosed in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives (including unions) of any of their employees, and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, except for such controversies and organizational efforts which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   Section 4.15. Environmental Matters. (a) Except as disclosed in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since January 1, 1998, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the Effective Time. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect at the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

   (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

   Section 4.16. Title to Assets. The Company and each of its subsidiaries has good and valid title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or (iii) as disclosed in the Company SEC Reports, and except for such matters which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

   Section 4.17. Company Stockholders' Approval. Assuming that Section 3.04 is and remains true and correct in all respects, the affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

   Section 4.18. Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees or brokerage fees in connection with the transactions contemplated hereby, other than fees payable to Goldman, Sachs & Company (the "Company Financial Advisor"), or as disclosed in Section 4.18 of the Company Disclosure Schedule. An accurate copy of any fee agreement with the Company Financial Advisor has been made available to Parent.

                                   ARTICLE V

                                   Covenants

   Section 5.01. Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement or disclosed in Section 5.01 of the Company Disclosure Schedule, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

     (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice, including with respect to casino credit policies;

     (b) not (i) amend or propose to amend their respective certificates of incorporation or bylaws or equivalent constitutional documents, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a wholly-owned subsidiary of the Company by a direct or indirect wholly-owned subsidiary of the Company;

     (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon the exercise of Options outstanding on the date hereof;

     (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or borrowings under the existing credit facilities of the Company or any of its subsidiaries up to the existing borrowing limit on the date hereof, and (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent; provided that in no event shall aggregate indebtedness of the Company and its subsidiaries, net of all cash and cash equivalents, exceed $2.15 billion, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Options pursuant to the terms of the Company Option Plans, (iii) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (iv) without Parent's consent, acquire any gaming property within 150 miles of Detroit, Michigan,
  (v) sell, pledge, dispose of or encumber any assets or businesses other than (A) sales of businesses or assets disclosed in Section 5.01 of the Company Disclosure Schedule, (B) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, (C) sales or dispositions of businesses or assets consented to in writing by Parent (which consent shall not be unreasonably withheld) or for which consent is not denied within 72 hours after the Company notifies Parent (such notice to be delivered during business hours on a business day) in writing that it desires to effect such sale or disposition, (D) sales of real estate, assets or facilities for cash consideration (including any debt assumed by the buyer of such real estate, assets or facilities) to non-affiliates of the Company of less than $1,000,000 in each such case and $7,000,000 in the aggregate, (E) sales or dispositions of businesses or assets as may be required by applicable law, and (F) sales or dispositions of assets in the ordinary course or (vi) except as contemplated by the following proviso, enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them other than as expressly permitted by the terms of this Agreement;

     (f) not enter into, amend, modify or renew any employment, consulting, severance or similar agreements with, or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any directors or officers of the Company or its subsidiaries, except (i) for changes that are required by applicable law, (ii) to satisfy obligations existing as of the date hereof, or (iii) in the ordinary course of business consistent with past practice;

     (g) not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any directors, officers or employees of the Company or its subsidiaries, except, in each such case, as may be required by applicable law or by the terms of contractual obligations existing as of the date hereof , including any collective bargaining agreement;

     (h) not make expenditures, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, except (i) expenditures which the Company or its subsidiaries are currently committed to make, (ii) (A) expenditures relating to the Company's Le Jardin project and Danny Gans Theatre, meeting, convention and exhibit space project, in each case in accordance with current plans, (B) expenditures not exceeding $1,000,000 in connection with the Bellagio Spa Tower project, and (C) other expenditures not exceeding $3,000,000 individually or $80,000,000 in the aggregate, (iii) for emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company's business or operations consistent with past practice (and, if reasonably practicable, after consultation with Parent), or (iv) for repairs and maintenance in the ordinary course of business consistent with past practice. With respect to the subject matter of this paragraph (h), if the Company requests approval of Parent to exceed the limits set forth herein, Parent shall respond to such request and grant or withhold approval promptly following receipt of such request;

     (i) not make, change or revoke any material Tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which would reasonably be expected to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future.

   Section 5.02. Control of the Company's Operations. (a) Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

   (b) Anything in this Article V to the contrary notwithstanding, nothing herein shall prohibit or limit the Company or any of its subsidiaries from selling or disposing of any artwork owned by the Company or any such subsidiary provided that Parent shall have consented to such disposition or sale. In connection with any sale or disposal of any such artwork with Parent's consent during the period ending at the Effective Time and for five years thereafter, Stephen A. Wynn shall have a right of first refusal on any such proposed sale or disposition. Specifically, if the Company or any of its subsidiaries determines to sell or dispose of any artwork owned by the Company or any of its subsidiaries, prior to the completion of such sale or disposition the Company or relevant subsidiary shall offer Mr. Wynn the opportunity to purchase such artwork at a price equal to the lower of
(A) if a firm offer has been made by any third party which the Company or a subsidiary is prepared to accept, the amount of such firm offer and (B) the higher of (1) the book value of such work of art and (2) the appraised fair market value of the work of art as determined by Sotheby's Inc. or Christie's International Plc. (or their respective affiliates).

   Section 5.03. Acquisition Transactions. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall use all reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

   (b) Notwithstanding the provisions of paragraph (a) above, (i) the Company may, prior to receipt of the Company Stockholders' Approval, in response to an unsolicited bona fide written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal") from a corporation, partnership, person or other entity or group (a "Potential Acquirer") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor, would reasonably be expected to result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (a "Qualifying Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of the Confidentiality Agreement (as defined in Section 5.04)) confidential or non-public information to, and negotiate with, such Potential Acquirer, may resolve to accept, or recommend, and, upon termination of this Agreement in accordance with Section 7.01(v) and after payment to Parent of the fee pursuant to Section 5.11(b), enter into agreements relating to, a Qualifying Proposal as to which the Company's Board of Directors, in good faith, has determined is reasonably likely to be consummated (such Qualifying Proposal being a "Superior Proposal") and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 under the Exchange Act or otherwise make disclosure required by the federal securities laws. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 5.03.

   (c) The Company shall promptly notify Parent after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact.

   (d) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Parent shall promptly notify the Company after receipt of any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of Parent, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof and shall indicate in reasonable detail the identity of the offeror or person and the material terms and conditions of such proposal or offer and the financing arrangements, if any, relating thereto.

   Section 5.04. Access to Information. Subject to applicable law, the Company and its subsidiaries shall afford to Parent and Merger Subsidiary and their respective accountants, counsel, financial advisors, sources of financing and other representatives (the "Parent Representatives") reasonable access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning its businesses, properties and personnel as Parent or Merger Subsidiary shall reasonably request and will use reasonable efforts to obtain the reasonable cooperation of the Company's officers, employees, counsel, accountants, consultants and financial advisors in connection with the investigation of the Company by Parent and the Parent Representatives. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Information" for purposes of the Confidentiality Agreement dated March 2, 2000 between Parent and the Company (the "Confidentiality Agreement"), provided that Parent, Merger Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties.

   Section 5.05. Notices of Certain Events. (a) The Company shall promptly as reasonably practicable after executive officers of the Company acquire knowledge thereof, notify Parent of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which the Company or any of its subsidiaries is a party or the failure of which to obtain would materially delay consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.08 or 4.10 or which relate to the consummation of the transactions contemplated by this Agreement.

   (b) Each of Parent and Merger Subsidiary shall promptly as reasonably practicable after executive officers of the Parent acquire knowledge thereof, notify the Company of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which Parent or its subsidiaries are a party or the failure of which to obtain would materially delay the Merger, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened, against Parent or Merger Subsidiary, which relate to consummation of the transactions contemplated by this Agreement.

   (c) Subject to the provisions of Section 5.03, each of the Company, Parent and Merger Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Effective Time unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.05(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 5.06. Merger Subsidiary. Parent will take all action necessary (a) to cause Merger Subsidiary to be formed and organized as promptly as practicable, (b) to cause the board of directors or managing directors to approve this Agreement and the Merger Agreement as promptly as practicable, (c) to cause Merger Subsidiary to execute this Agreement as promptly as practicable, and (d) to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

   Section 5.07. Employee Benefits. (a) From and after the Effective Time, the benefits to be provided to employees of the Company and its subsidiaries as of the Effective Time ("Company Employees") shall be either the Company Plans or the benefit plans and programs provided to similarly situated employees of Parent. For purposes of all plans, programs or arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation in which the Company Employees shall be eligible to participate, Parent shall cause each such plan, program or arrangement to treat the prior service of each Company Employee with the Company or its subsidiaries as service rendered to Parent or the Surviving Corporation for purposes of eligibility, vesting, levels of benefits and benefits accruals (but not for purposes of benefit accruals under any defined benefit pension plan), except to the extent such treatment would result in the duplication of benefits with respect to the same period of service. From and after the Effective Time, Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its subsidiaries to be waived with respect to the Company Employees and their eligible dependents and (ii) give each Company Employee credit for the plan year in which the Effective Time (or the transition from the Company Plans to Parent's or the Surviving Corporation's plans) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such later transition date).

   Notwithstanding the foregoing, Company Employees who are covered under a collective bargaining agreement shall be provided the benefits that are required by such collective bargaining agreement from time to time.

   (b) Notwithstanding anything contained herein to the contrary, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the employee benefit plans and agreements of the Company and its subsidiaries, including, without limitation, any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), as well as those set forth on Section 5.07 of the Company Disclosure Schedule; it being understood that for purposes of all such plans and agreements, the transactions contemplated by this Agreement are, or will be deemed to be, a "change of control."

   (c) Nothing in this Section 5.07 shall be interpreted as preventing Parent or the Surviving Corporation from amending, modifying or terminating any Company Plan, in accordance with its terms and applicable law.

   Section 5.08. Meeting of the Company's Stockholders. The Company shall as promptly as practicable after the date of this Agreement take all action necessary in accordance with the NRS and its Restated Articles of Incorporation and bylaws to convene a meeting of the Company's stockholders (the "Company Stockholders' Meeting") to act on this Agreement. The Board of Directors of the Company shall recommend that the Company's stockholders vote to approve the Merger and adopt this Agreement; provided, however, that the Company may change its recommendation in any manner if its recommendation of the Merger would be reasonably likely to be inconsistent with the board of directors' fiduciary duties under applicable law, as concluded by the board of directors in good faith after consultation with its financial and legal advisors.

   Section 5.09. Proxy Statement. As promptly as practicable after execution of this Agreement, the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act, and use all reasonable efforts to have the Proxy Statement cleared by the SEC. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and the Company shall take all steps necessary to file with the SEC and cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

   Section 5.10. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NYSE, will not issue any such press release or make any such public statement prior to such consultation.

   Section 5.11. Expenses and Fees. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Proxy Statement shall be shared equally by Parent and the Company.

   (b) The Company agrees to pay to Parent a fee equal to $135 million if:

     (i) the Company terminates this Agreement pursuant to clause (v) of
  Section 7.01;

     (ii) Parent terminates this Agreement pursuant to clause (vii) of
  Section 7.01, which fee shall be payable within two business days of such termination;

     (iii) this Agreement is terminated for any reason at a time at which Parent was not in material breach of its representations, warranties, covenants and agreements contained in this Agreement and was entitled to terminate this Agreement pursuant to clause (viii) of Section 7.01, and (A) prior to the time of the Company Stockholders' Meeting a proposal by a third party relating to an Acquisition Transaction had been publicly proposed or publicly announced, and (B) on or prior to the 12 month anniversary of the termination of this Agreement the Company or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do) with respect to an Acquisition Transaction involving a person, entity or group if such person, entity, group (or any member of such group, or any affiliate of any of the foregoing) made a proposal with respect to an Acquisition Transaction on or after the date hereof and prior to the Company Stockholders' Meeting and such Acquisition Transaction is consummated.

   Section 5.12. Agreement to Cooperate. (a) Subject to the terms and conditions of this Agreement, including Section 5.03, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including the HSR Act and the Gaming Laws) to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, none of the parties hereto shall knowingly take or cause to be taken any action (including, but not limited to, in the case of Parent, (x) the incurrence of material debt financing, other than the financing in connection with the Merger and related transactions and other than debt financing incurred in the ordinary course of business, and (y) the acquisition of businesses or assets) which would reasonably be expected to materially delay or prevent consummation of the Merger. Parent shall use its reasonable best efforts to cause the satisfaction of the conditions to the receipt of funds pursuant to the Financing Commitment.

   (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and to make such filings and apply for such approvals and consents as are required under the Gaming Laws. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any authority enforcing applicable Gaming Laws for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters or Gaming Laws, and
(ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall offer to take (and if such offer is accepted, commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any antitrust, competition, or trade regulation law or Gaming Laws that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental entity with respect to the Merger so as to enable the Effective Time to occur prior to the Outside Date and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective subsidiaries or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time beyond the Outside Date; provided; however, that anything to the contrary in this Agreement notwithstanding, neither Parent nor any of its subsidiaries shall be required to divest or dispose of any property that is material to the business of Parent and its subsidiaries, taken as a whole. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger.

   (c) Parent agrees to use its reasonable best efforts to obtain the Financing in accordance with the Financing Commitment or alternate commitments or arrangements that are not reasonably likely to cause a material delay in the consummation of the Merger or have a material adverse effect on the ability of Parent to deliver to the Company's stockholders the economic benefits they are reasonably expected to receive by virtue of the Merger.

   Section 5.13. Directors' and Officers' Indemnification. (a) The indemnification provisions of the articles of incorporation and bylaws of the Company as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company.

   (b) Without limiting Section 5.13(a), after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Costs and Expenses"), arising out of, relating to or in connection with (i) any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) and (ii) the Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement or the events and developments between Parent and the Company leading up to this Agreement. In addition, Parent shall indemnify and hold harmless each of the Indemnified Parties against any Costs and Expenses arising out of, relating to or in connection with the matters referred to in clause
(ii) of the preceding sentence. In the event of any actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, (ii) the Parent and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NRS and the Parent's or the Surviving Corporation's respective articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and, provided further, that if Parent or the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to Parent or the Surviving Corporation, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 5.13.

   (d) For a period of six years after the Effective Time, Parent shall cause to be maintained or shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers) with respect to matters arising on or before the Effective Time; provided, however, that Parent and the Surviving Corporation shall not be required to expend in any year an amount in excess of 250% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Parent's board of directors, for a cost not exceeding such amount.

   (e) Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.13.

   (f) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the charter or bylaws of the Company, any indemnification agreement, under the NRS or otherwise. The provisions of this Section 5.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

   Section 5.14. Company Securities. Between the date hereof and the Effective Time, neither Parent nor any of its subsidiaries shall acquire, or agree to acquire, whether in the open market or otherwise, any rights in any equity securities of the Company other than pursuant to the Merger.

   Section 5.15. Continuing Directors. Prior to the Effective Time, but to take effect as of the Effective Time, the Board of Directors of the Company shall approve by the affirmative vote of a majority of the directors present and voting (and not fewer than three directors voting in the affirmative) the election to the board of directors of the Surviving Corporation of each and any person nominated or designated by Parent in writing.

                                   ARTICLE VI

                            Conditions to the Merger

   Section 6.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of the Company in accordance with NRS (the "Company Stockholders' Approval");

     (b) none of the parties hereto shall be subject to any order or injunction of any governmental authority of competent jurisdiction that prohibits the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order overturned or injunction lifted; and

     (c) the waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated.

   Section 6.02. Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Parent and Merger Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform or to be true and correct that would not reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to that effect; and

     (b) all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to (i) have a Company Material Adverse Effect after the Effective Time, or (ii) result in the Company or its subsidiaries failing to meet the standards for licensing, suitability or character under any Gaming Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would reasonably be expected to have a Company Material Adverse Effect (after giving effect to the Merger).

   Section 6.03. Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Merger Subsidiary, the obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

     (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform and to be true and correct that would not reasonably be expected to have a Company Material Adverse Effect or, in the case of Section 4.02(a), shall be true and correct when made except for immaterial exceptions thereto, and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect; and

     (b) all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals the failure of which to obtain would not reasonably be expected to (i) have a Parent Material Adverse Effect, or (ii) result in Parent or its subsidiaries failing to meet the standards for licensing, suitability or character under any Gaming Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would reasonably be expected to have a Parent Material Adverse Effect (after giving effect to the Merger).

                                  ARTICLE VII

                                  Termination

   Section 7.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (i) by mutual written consent of the Company and Parent;

     (ii) by either the Company or Parent, if the Merger has not been consummated by December 31, 2000 (the "Outside Date"), provided that such date shall automatically be extended until March 31, 2001 if, on December 31, 2000, all of the conditions to the Closing set forth in Article VI shall then be satisfied (other than conditions with respect to actions the respective parties will take at the Closing itself) except that (1) the waiting period under the HSR Act has not expired or been terminated, (2) any approval or consent under any Gaming Law, the absence of which would cause a failure of a condition set forth in

  Section 6.02 or 6.03 has not been received, or (3) any injunction, order or decree shall prohibit or restrain consummation of the Merger and provided further that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date;

     (iii) by either the Company or Parent if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party;

     (iv) by either the Company or Parent, if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or prevent or delay the consummation of the Merger beyond the Outside Date, and which has not been cured in all material respects within 30 days after written notice of such breach by the terminating party, or (y) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be, or prevent or delay the consummation of the Merger beyond the Outside Date, and which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

     (v) by the Company if, prior to receipt of the Company Stockholders' Approval, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 5.11(b) shall have been received by Parent;

     (vi) [Reserved];

     (vii) by the Parent, if the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn, modified or amended in any material respects its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member);

     (viii) by Parent or the Company if the stockholders of the Company fail to approve the Merger at a duly held meeting of stockholders called for such purpose (including any adjournment or postponement thereof); or

     (ix) by the Company if the Financing Commitment has been (1) amended or modified in a manner that is reasonably likely to cause a material delay in the consummation of the Merger or have a material adverse effect on the ability of Parent to deliver to the Company's stockholders the economic benefits they are reasonably expected to receive by virtue of the Merger or
  (2) withdrawn or revoked and not replaced by alternate commitments or arrangements that are not reasonably likely to cause a material delay in the consummation of the Merger or have a material adverse effect on the ability of Parent to deliver to the Company's stockholders the economic benefits they are reasonably expected to receive by virtue of the Merger, and, in the case of either of clause (1) or (2), the withdrawal, revocation, amendment or modification (as the case may be) shall not have been cured within 30 days.

                                  ARTICLE VIII

                                 Miscellaneous

   Section 8.01. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 7.01, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Merger Subsidiary or their respective officers or directors (except as set forth in this Section 8.01, in the second sentence of Section 5.04 and in
Section 5.11, all of which shall survive the termination). Nothing in this
Section 8.01 shall relieve any party from liability for any breach of any covenant or agreement of such party contained in this Agreement.

   Section 8.02. Non-Survival of Representations and Warranties. No representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Merger Subsidiary nor their respective officers or directors shall have any further obligation with respect thereto except for the agreements contained in Articles I, II and VIII and Sections 5.07 and 5.13.

   Section 8.03. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to the Company:

     Mirage Resorts, Incorporated
     3600 Las Vegas Boulevard South
     Las Vegas, NV 89109
     Fax: (702) 693-7628
     Attention: Bruce Levin, Esq.

     with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York 10019
     Fax: (212) 403-2000
     Attention: Daniel A. Neff, Esq.

     If to Parent or Merger Subsidiary:

     MGM Grand, Inc.
     3799 Las Vegas Boulevard
     South Las Vegas, Nevada 89109
     Attention: General Counsel
     Fax: (702) 891-1114

     with a copy to:

     Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 2121 Avenue of the Stars
     Eighteenth Floor
     Los Angeles, California 90067-5010
     Fax: (310) 556-2920
     Attention: Gary N. Jacobs, Esq.

   Section 8.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) "knowledge" shall mean actual knowledge of the executive officers of the Company or Parent, as the case may be, and (iii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. For purposes of determining whether any fact or circumstance involves a material adverse effect on the ongoing operations of a party, any special transaction charges incurred by such party as a result of the consummation of transactions contemplated by this Agreement shall not be considered.

   Section 8.05. Miscellaneous. This Agreement (including the documents and instruments referred to herein): shall not be assigned by operation of law or otherwise except that Merger Subsidiary may assign its obligations under this Agreement to any other wholly-owned subsidiary of Parent subject to the terms of this Agreement, in which case such assignee shall become the "Merger Subsidiary" for all purposes of this Agreement. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

   Section 8.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 8.07. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver or amendment.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   Section 8.08. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 5.13, which are intended for the benefit of the Company's former and present officers, directors, employees and agents, the provisions of Articles I and II, which are intended for the benefit of the Company's stockholders, including holders of Options, the provisions of Section 5.07, which are intended for the benefit of the parties to the agreements or participants in the plans referred to therein, the provisions of Section 5.02(b), which are for the benefit of Stephen A. Wynn, and Section 8.11, which is intended for the benefit of the person and entity named therein.

   Section 8.09. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

   Section 8.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

   Section 8.11. Non-Involvement of Tracinda. The Parties acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement or any exhibit or agreement provided for herein. Accordingly, the Parties hereby agree that in the event
(i) there is any alleged breach or default by any Party under this Agreement or any exhibit or agreement provided for herein, or (ii) any Party has any claim arising from or relating to any such agreement, no Party, nor any party claiming through it (to the extent permitted by applicable law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MGM Grand, Inc.

                                                    /s/ James J. Murren
                                          _____________________________________
                                          Name: James J. Murren
                                          Title: President and Chief Financial
                                           Officer

                                          Mirage Resorts, Incorporated

                                                    /s/ Stephen A. Wynn
                                          _____________________________________
                                          Name: Stephen A. Wynn
                                          Title: Chairman, President and Chief
                                          Executive Officer

   Merger Subsidiary:
                                          MGMGMR Acquisition, Inc.

                                                    /s/ Scott Langsner
                                          _____________________________________
                                          Name: Scott Langsner
                                          Title: President

                                                                      APPENDIX B

                                                                  Conformed Copy

                             STOCK OPTION AGREEMENT

   This STOCK OPTION AGREEMENT dated as of March 6, 2000 is by and between Mirage Resorts, Incorporated, a Nevada corporation (the "Company"), and MGM Grand, Inc., a Delaware corporation (the "Grantee").

                                    RECITALS

   The Grantee, the Company and Merger Subsidiary propose to enter into the Merger Agreement.

   As a condition and inducement to the Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that the Company agree, and the Company has agreed, to grant the Grantee the Option.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the Company and the Grantee agree as follows:

     1. Capitalized Terms. Certain capitalized terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings therein ascribed. Those capitalized terms used but not defined herein (including in Annex A hereto) that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein; provided, however, that, as used in this Agreement, "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     2. The Option.

     (a) Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee an irrevocable option to purchase, out of the authorized but unissued Shares, 22,841,091 Shares (as adjusted as set forth herein) (the "Option Shares"), at the Exercise Price.

     (b) Exercise Price. The exercise price (the "Exercise Price") of the Option shall be $21.00 per Option Share.

     Term. The Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of (i) the Effective Time,
  (ii) the first anniversary of the receipt by Grantee of written notice from the Company of the occurrence of an Exercise Event and (iii) termination of the Merger Agreement in accordance with its terms other than a termination with respect to which an Exercise Event shall occur (the "Option Term"). If the Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the Option Term. "Exercise Event" shall mean any of the events giving rise to the obligation of the Company to pay the Termination Fee under Section 5.11 of the Merger Agreement.

     (c) Exercise of Option.

       (i) The Grantee may exercise the Option, in whole or in part, at any time and from time to time during the Option Term. Notwithstanding the expiration of the Option Term, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option Term.

       (ii) If the Grantee wishes to exercise the Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to the Company specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and

    (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "Closing").

       (iii) If the Closing cannot be effected by reason of the application of any Law, Regulation or Order, the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Entity is required in connection with the purchase of such Option Shares by virtue of the application of such Law, Regulation or Order, the Grantee and, if applicable, the Company shall promptly file the required notice or application for Authorization and the Grantee, with the cooperation of the Company, shall expeditiously process the same.

       (iv) Notwithstanding Section 2(c)(iii) if the Closing Date shall not have occurred within nine months after the related Notice Date as a result of one or more restrictions imposed by the application of any Law, Regulation or Order, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     (d) Payment and Delivery of Certificates.

       (i) At each Closing, the Grantee shall pay to the Company in immediately available funds by wire transfer to a bank account designated by the Company an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

       (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, the Company shall deliver to the Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the Grantee shall deliver to the Company its written agreement that the Grantee will not offer to sell or otherwise dispose of such Option Shares in violation of applicable Law or the provisions of this Agreement.

     (e) Certificates. Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

       THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 6, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

     A new certificate or certificates evidencing the same number of Shares will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (f) If at the time of issuance of any Common Shares pursuant to any exercise of the Option, the Company shall have issued any share purchase rights or similar securities to holders of Common Shares, then each Option Share purchased pursuant to the Option shall also include rights with terms substantially the same as and at least as favorable to the Grantee as those issued to other holders of Common Shares.

     3. Adjustment Upon Changes in Capitalization, Etc.

     (a) In the event of any change in the Shares by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of the Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (b) If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in Section 3(a) above), the number of Shares then remaining subject to the Option shall be adjusted so that, after such issuance of additional Shares, such number of Shares then remaining subject to the Option, together with shares theretofore issued pursuant to the Option, equals 12% of the number of Shares then issued and outstanding.

     (c) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

     4. Repurchase at the Option of Grantee.

     (a) At the request of the Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to 120 days after the expiration of the Option Term (the "Put Period"), the Company (or any successor thereto) shall, at the election of the Grantee (the "Put Right"), repurchase from the Grantee (i) that portion of the Option relating to all or any part of the Unexercised Option Shares (or as to which the Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the Shares purchased by the Grantee pursuant hereto and with respect to which the Grantee then has ownership. The date on which the Grantee exercises its rights under this Section 4 is referred to as the "Put Date." Such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

       (i) the aggregate Exercise Price paid by the Grantee for any Option Shares which the Grantee owns and as to which the Grantee is exercising the Put Right;

       (ii) the excess, if any, of the Applicable Price over the Exercise Price paid by the Grantee for each Option Share as to which the Grantee is exercising the Put Right multiplied by the number of such shares; and

       (iii) the excess, if any, of (x) the Applicable Price per Share over
    (y) the Exercise Price multiplied by the number of Unexercised Option Shares and Option Shares which have been exercised but with respect to which the Closing has not yet occurred.

     (b) If the Grantee exercises its rights under this Section 4, the Company shall, within ten Business Days after the Put Date, pay the Put Consideration in immediately available funds to an account specified by the Grantee, and the Grantee shall promptly thereupon surrender to the Company the Option or portion of the Option and the certificates evidencing the Shares purchased thereunder. The Grantee shall warrant to the Company that, immediately prior to the repurchase thereof pursuant to this Section 4, the Grantee had sole record and Beneficial Ownership of the Option or such shares, or both, as the case may be, and that the Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

     (c) If the Option has been exercised, in whole or in part, as to any Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.

     (d) Notwithstanding any provision to the contrary in this Agreement the Grantee may not exercise its rights pursuant to this Section 4 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit the Grantee's ability to exercise the Option in accordance with its terms.

     5. Repurchase at the Option of the Company.

     (a) To the extent the Grantee shall not have previously exercised its rights under Section 4, at the request of the Company made at any time after the tenth day following the closing of the purchase and sale of any Option Shares pursuant to Section 2 hereof and for a period ending 120-days after the expiration of Option Term (the "Call Period"), the Company may repurchase from the Grantee, and the Grantee shall sell, or cause to be sold, to the Company, all (but not less than all) of the Shares acquired by the Grantee pursuant hereto and with respect to which the Grantee has ownership at the time of such repurchase at a price per share equal to the greater of (A) the Current Market Price and (B) the Exercise Price per share in respect of the shares so acquired (such price per share multiplied by the number of Shares to be repurchased pursuant to this Section 5 being herein called the "Call Consideration"). The date on which the Company exercises its rights under this Section 5 is referred to as the "Call Date."

     (b) If the Company exercises its rights under this Section 5, the Company shall, within ten Business Days pay the Call Consideration in immediately available funds, and the Grantee shall surrender to the Company certificates evidencing the Shares purchased hereunder, and the Grantee shall warrant to the Company that, immediately prior to the repurchase thereof pursuant to this Section 5, the Grantee had sole record and Beneficial Ownership of such shares and that such shares were then held free and clear of all Liens.

     (c) To the extent that the Grantee shall exercise the Option, the Grantee shall, unless the Grantee shall exercise the Put Right or the Company shall exercise the Call Right, retain sole ownership of the Shares so acquired through the end of the Call Period.

     (d) Notwithstanding any provision to the contrary in this Agreement, the aggregate of the Call Consideration paid for all Option Shares shall not exceed the Profit Cap.

     6. Registration Rights.

     (a) The Company shall, if requested by the Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all Shares or other securities that have been acquired by or are issuable to the Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. The Company shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. For purposes of determining whether two requests have been made under this Section 6, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares covered thereby in the manner contemplated therein shall be counted. Notwithstanding any other provision of this Section 6, any request for registration shall permit the Company, upon notice given within 20 days of the request for registration, to repurchase from the Grantee any shares as to which the Grantee requests registration at a price per share equal to the Current Market Price at the date the Company notifies the Grantee of its decision to so repurchase. The Registration Expenses shall be for the account of the Company.

     (b) The Grantee shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. Grantee shall choose the managing underwriter in any registration contemplated by this Section 6. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Shares for cash for its own account or for any other stockholder of the Company pursuant to a firm underwriting, it shall, in addition to the Company's other obligations under this Section 6, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of Shares requested to be included in such registration exceeds the number that can be sold in such offering, the Company shall, after fully including therein all securities to be sold by the Company, include the shares requested to be included therein by Grantee pro rata (based on the number of Shares intended to be included therein) with the shares intended to be included therein by Persons other than the Company.

     (c) In connection with any offering, sale and delivery of Shares pursuant to a registration statement effected pursuant to this Section 6, the Company and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution and, with respect to an underwritten offering, enter into an underwriting agreement and other documents in form and substance customary for transactions of such type.

     7. Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement in no event shall the Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, (A) in connection with the Put Right or any sale to a third party, the Grantee, at its sole election, shall either (i) deliver to the Company for cancellation Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Company, (iii) reduce the amount of the fee payable to Grantee under Section 5.11 of the Merger Agreement or (iv) undertake any combination thereof, and (B) in connection with the Call Right, Grantee shall deliver to the Company for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged), in either case, so that the Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, the Grantee, at its sole option, may reduce the number of Option Shares as to which this Option is being exercised, increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 7(b) on any subsequent date at the Exercise Price set forth in Section 2(b) if such exercise would not then be restricted under this Section 7(b).

     (c) If an Exercise Event shall occur, the Grantee may elect, in lieu of receiving any portion of the Termination Fee, to exercise a portion of the Option.

     8. Listing. If the Shares or any other securities then subject to the Option are then listed on the NYSE, the Company, upon the occurrence of an Exercise Event, will promptly file an application to list on the NYSE the Shares or other securities then subject to the Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

     9. Replacement of Agreement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

     10. Miscellaneous.

     (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     (f) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

       If to the Company to:

         Mirage Resorts, Incorporated
         3600 Las Vegas Boulevard South
         Las Vegas, Nevada 89109
         Telecopy: (702) 693-8626
         Attention: Bruce Levin, Esq.

       with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Telecopy: (212) 403-2000
         Attention: Daniel A. Neff, Esq.

       If to Grantee to:

         MGM Grand, Inc.
         3799 Las Vegas Boulevard South
         Las Vegas, Nevada 89109
         Telecopy: (702) 891-1114
         Attention: Scott Langsner

       with a copy to:

         Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 2121 Avenue of the Stars
         Eighteenth Floor
         Los Angeles, California 90067-5010
         Telecopy: (310) 556-2920
         Attention: Gary N. Jacobs, Esq.

     (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single document.

     (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Grantee may assign this Agreement to a wholly owned Subsidiary of the Grantee; provided, however, that no such assignment shall have the effect of releasing the Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (j) Further Assurances. In the event of any exercise of the Option by the Grantee, the Company and the Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (k) Specific Performance. The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other party to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MGM Grand, Inc.

                                                   /s/ James J. Murren
                                          _____________________________________
                                          Name: James J. Murren
                                          Title: President and Chief Financial
                                           Officer

                                          Mirage Resorts, Incorporated

                                                   /s/ Stephen A. Wynn
                                          _____________________________________
                                          Name: Stephen A. Wynn
                                          Title: Chairman, President and Chief
                                           Executive Officer

                                           ANNEX A TO THE STOCK OPTION AGREEMENT

                           SCHEDULE OF DEFINED TERMS

   The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

     "Agreement" shall mean this Stock Option Agreement.

     "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for Shares after the date hereof and on or prior to the Put Date, (ii) the price per share to be paid by any third Person for Shares pursuant to an agreement for a Business Combination Transaction entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses
  (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by the Grantee and the Company, which determination shall be conclusive for all purposes of this Agreement.

     "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Entity.

     "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

     "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of the Company with any Person, other than the Grantee or one of its subsidiaries, and, in the case of a merger, in which the Company shall not be the continuing or surviving corporation, (ii) a merger of the Company with a Person, other than the Grantee or one of its Subsidiaries, in which the Company shall be the continuing or surviving corporation but the then outstanding Shares shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property or the shares of Company Common Stock outstanding immediately before such merger shall after such merger represent less than 70% of the common shares and common share equivalents of the Company outstanding immediately after the merger or (iii) a sale, lease or other transfer of all or substantially all the assets of the Company to any Person, other than the Grantee or one of its Subsidiaries.

     "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

     "Call Consideration" shall have the meaning ascribed to such term in
  Section 5 herein.

     "Call Date" shall have the meaning ascribed to such term in Section 5 herein.

     "Call Period" shall have the meaning ascribed to such term in Section 5 herein.

     "Closing" shall have the meaning ascribed to such term in Section 2 herein.

     "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of the Shares as reported on the New York Stock Exchange Composite Tape during the ten consecutive trading days ending on (and including) the trading day immediately prior to such date or, if the Shares are not quoted thereon, on The Nasdaq Stock Market or, if the Shares are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange
  Act) on which such shares are traded as reported by a recognized source during such ten Business Day period.

     "Exercise Event" shall have the meaning ascribed to such term in Section 2(c).

     "Exercise Notice" shall have the meaning ascribed to such term in
  Section 2(d) herein.

     "Exercise Price" shall have the meaning ascribed to such term in Section 2 herein.

     "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Governmental Entities having the effect of law in each such jurisdiction.

     "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof among the Company, Grantee and Merger Subsidiary.

     "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which the Grantee may propose to exercise the Option, the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by the Grantee and its Affiliates as of such date, were sold for cash at the closing market price for the Shares as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to the Grantee pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

     "Option" shall mean the option granted by the Company to Grantee pursuant to Section 2 herein.

     "Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

     "Option Term" shall have the meaning ascribed to such term in Section 2 herein.

     "Order" shall mean any judgment, order or decree of any Governmental
  Entity.

     "Profit Cap" shall mean $140 million.

     "Put Consideration" shall have the meaning ascribed to such term in
  Section 4 herein.

     "Put Date" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Period" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Right" shall have the meaning ascribed to such term in Section 4 herein.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 6 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursements of the Grantee's counsel.

     "Registration Period" shall mean the period of two years following the first exercise of the Option by the Grantee.

     "Regulation" shall mean any rule or regulation of any Governmental Entity having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

     "Total Profit" shall mean the aggregate (before income taxes) of the following: (i) all amounts to be received by the Grantee or concurrently being paid to the Grantee pursuant to Section 4 for the repurchase of all or part of the unexercised portion of the Option, (ii) (A) the amounts to be received by the Grantee or concurrently being paid to the Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged), including sales made pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) aggregate Exercise Price paid by the Grantee for such Option Shares and (iii) all amounts received by the Grantee from the Company or concurrently being paid to the Grantee pursuant to Section
  5.11 of the Merger Agreement.

     "Unexercised Option Shares" shall mean, from and after the Exercise Date until the expiration of the Option Term, those Option Shares as to which the Option remains unexercised from time to time.

                                                                      APPENDIX C

Goldman, Sachs & Co.                                        [Goldman Sachs Logo]
85 Broad Street
New York, New York 10004
Tel: 212-902-1000

PERSONAL AND CONFIDENTIAL
March 6, 2000

Board of Directors
Mirage Resorts, Incorporated
3400 Las Vegas Boulevard South
Las Vegas, NV 89109

Gentlemen and Madame:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.004 per share (the "Shares"), of Mirage Resorts, Incorporated (the "Company") of the $21.00 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of March 6, 2000, by and among MGM Grand, Inc. ("Buyer") and the Company (the "Agreement").

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as co-manager in the Company's public offering of $100.0 million of 7.25% Debentures due August 1, 2017 and of $200.0 million of 6.75% Notes due August 1, 2007 in August 1997, having acted as lead manager in the Company's public offering of 16.6 million Shares in May 1999, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Buyer from time to time and may provide investment banking services to Buyer in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers.

   In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the gaming industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $21.00 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                                 /s/ Goldman, Sachs & Co.
                                          _____________________________________
                                                  (GOLDMAN, SACHS & CO.)

                         MIRAGE RESORTS, INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Ronald M. Popeil and Kenneth R. Wynn, and each of them, as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on March 30, 2000, at the special meeting of stockholders to
be held on [   ], 2000 or any adjournment thereof of no more than 60 days after the date of the special meeting of stockholders.

                          (CHANGE OF ADDRESS/COMMENTS)

        ----------------------------------------------------------------
        ----------------------------------------------------------------
        ----------------------------------------------------------------
        ----------------------------------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS      DO NOT PRINT IN
         EXAMPLE USING            THIS AREA
         DARK INK ONLY
-----------------------------------------------------------
SPECIAL MEETING OF STOCKHOLDERS
             OF
MIRAGE RESORTS, INCORPORATED

      [         ], 2000

PROXY VOTING INSTRUCTIONS
-----------------------------------------------------------

        DO NOT PRINT
        IN THIS AREA

-----------------------------------------------------------

  YOUR CONTROL NUMBER IS - [                 ]

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number when you call.

Proposal to approve the Agreement and Plan of Merger, dated as of March 6, 2000, among Mirage Resorts, Incorporated, MGM Grand, Inc. and a wholly owned subsidiary of MGM Grand, pursuant to which the subsidiary will be merged into Mirage Resorts and each share of common stock, par value $.004, of Mirage Resorts outstanding immediately prior to the merger (other than shares held by Mirage Resorts, MGM Grand or their respective subsidiaries, which will be canceled) will be converted into the right to receive $21.00 in cash, without interest.

                                FOR         AGAINST         ABSTAIN
                                [ ]           [ ]             [ ]

                    Date:       , 2000                     Date:       , 2000
--------------------     -------       -------------------      -------
  SIGNATURE                            SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full entity name by authorized person.